                                                                EXHIBIT 10.74
                            STOCK PURCHASE AGREEMENT

                                  by and among

                                   "Sellers"
                                   --------

                           as set forth on Exhibit A

       National Coin Laundry Holding, Inc., National Coin Laundry, Inc.,
                     and National Laundry Equipment Company
                     --------------------------------------


                         collectively, the "Companies",
                                            ---------

                                      and

                              Coinmach Corporation
                              --------------------

                                   as "Buyer"
                                       -----



                             Dated:  July 17, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                            Page
                                                            ----

ARTICLE 1
DEFINITIONS
     1.1   Defined Terms...................................   1
     1.2   Other Defined Terms.............................   7

ARTICLE 2
PURCHASE AND SALE OF SHARES................................   8
     2.1   Transfer of Common Stock........................   8
     2.2   Consideration for Common Stock..................   8
     2.3   Purchase Price Adjustments......................   9
          (a) NCL Spare Parts..............................   9
          (b) Indebtedness Adjustment......................   9
          (c) Net Current Asset Adjustment for NCL
          Purchase Price...................................   9
          (d) Net Current Asset Adjustment for NLEC
          Purchase Price...................................  12
     2.4 Payment Terms for Consideration for Good Accounts Receivable, Good New Inventory and Spare Parts of
          NLEC.............................................  15

ARTICLE 3
CLOSING....................................................  17
     3.1  Closing..........................................  17
     3.2  Documents to be Delivered........................  17

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SELLERS  18
     4.1  Organization of the Companies....................  18
     4.2  Organization; Good Standing; Authorization of the
          Sellers..........................................  18
     4.3  Capitalization...................................  18
     4.4  Ownership of Common Stock........................  19
     4.5  Authorization of the Companies...................  19
     4.6  Subsidiaries.....................................  19
     4.7  Absence of Certain Changes or Events.............  20
     4.8  Title to Assets, Etc.............................  22
     4.9  Condition of Tangible Assets.....................  24
     4.10 Contracts and Commitments........................  24
     4.11 Location Contracts...............................  25
     4.12 No Conflict or Violation.........................  26
     4.13 Consents and Approvals...........................  26
     4.14 Financial Statements.............................  27
     4.15 Litigation.......................................  27
     4.16 Labor Matters....................................  27
     4.17 Liabilities......................................  28
     4.18 Compliance with Law..............................  28
     4.19 No Brokers.......................................  29
     4.20 No Other Agreements to Sell the Assets or the
          Companies........................................  29

     4.21 Proprietary Rights...............................  29
     4.22 Employee and Related Agreements; ERISA...........  30
     4.23 Transactions with Certain Persons................  34
     4.24 Tax Matters......................................  34
     4.25 Severance Arrangements...........................  37
     4.26 Insurance........................................  37
     4.27 Accounts Receivable..............................  38
     4.28 Inventories......................................  38
     4.29 Payments.........................................  38
     4.30 Customers and Suppliers..........................  39
     4.31 Compliance With Legislation Regulating Environ-
          mental Quality...................................  39
     4.32 Misstatements or Omissions.......................  40
     4.33 Key Personnel....................................  41
     4.34 Solvency.........................................  41

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER....................  41
     5.1  Organization; Good Standing; Authorization.......  41
     5.2  Consents and Approvals...........................  41
     5.3  No Brokers.......................................  42
     5.4  No Conflict or Violation.........................  42

ARTICLE 6
CONDITIONS TO SELLERS' OBLIGATIONS........ ................  42
     6.1  Representations, Warranties and Covenants........  42
     6.2  Consents.........................................  43
     6.3  No Governmental Proceeding or Litigation.........  43
     6.4  Employment Agreements............................  43
     6.5  Certificates.....................................  43
     6.6  Corporate Documents..............................  43
     6.7  HSR Act..........................................  43
     6.8  Asset Purchase Agreement.........................  43

ARTICLE 7
CONDITIONS TO BUYER'S OBLIGATIONS..........................  43
     7.1  Representations, Warranties and Covenants........  43
     7.2  Consents.........................................  44
     7.3  No Governmental Proceeding or Litigation.........  44
     7.4  Compliance with Legal Requirements...............  44
     7.5  Opinion of Counsel...............................  44
     7.6  Certificates.....................................  44
     7.7  Material Changes.................................  45
     7.8  Corporate Documents..............................  45
     7.9  HSR Act..........................................  45
     7.10 Disclosure Schedule..............................  45
     7.11 Asset & Liability Statements.....................  45
     7.12 Employment Agreements............................  46
     7.13 Due Diligence....................................  46
     7.14 Escrow Agreement.................................  46
     7.15 Asset Purchase Agreement.........................  46
     7.16 Motor Vehicles...................................  46
     7.17 Resignations of Officers and Directors...........  46

 ARTICLE 8
 ACTIONS BY SELLERS, THE COMPANIES
 AND BUYER AFTER THE CLOSING...............................  46
     8.1  Books and Records................................  46
     8.2  Further Assurances...............................  47
     8.3  Cooperation on Litigation........................  47
     8.4  Cooperation on Tax Matters.......................  47
     8.5  Payment of Taxes.................................  47

ARTICLE 9
INDEMNIFICATION............................................  47
     9.1  Survival of Representations......................  47
     9.2  Indemnification..................................  48
     9.3  Indemnification Procedures.......................  50
     9.4  Control of Defense:  Exceptions, etc.............  50
     9.5  No Right of Contribution.........................  51
     9.6  Characterization; Taxes..........................  51
     9.7  Escrow...........................................  52

ARTICLE 10
SECURITIES LAWS............................................  52
     10.1 Acquisition for Investment.......................  52
     10.2 Legend...........................................  52

ARTICLE 11
ACTIONS BY SELLERS, THE COMPANIES AND
BUYER PRIOR TO THE CLOSING.................................  53
     11.1 Maintenance of Business..........................  53
     11.2 Obstruction of Purpose...........................  53
     11.3 Certain Prohibited Transactions..................  53
     11.4 Investigation by Buyer...........................  54
     11.5 Consents and Efforts.............................  55
     11.6 Notification of Certain Matters..................  55
     11.7 No Mergers, Consolidations, Sale of the Shares,
          Etc..............................................  55

ARTICLE 12
MISCELLANEOUS..............................................  56
     12.1 Assignment.......................................  56
     12.2 Notices; Transfer of Funds.......................  56
     12.3 Choice of Law; Venue; Service of Process.........  58
     12.4 Entire Agreement; Amendments and Waivers.........  58
     12.5 Counterparts.....................................  58
     12.6 Invalidity.......................................  58
     12.7 Headings.........................................  59
     12.8 Expenses.........................................  59
     12.9 Publicity........................................  59
     12.10 Remedies........................................  59
     12.11 Confidential Information........................  59

                            STOCK PURCHASE AGREEMENT
                            ------------------------

        This Stock Purchase Agreement, dated July 17, 1997, is entered into by and among Coinmach Corporation, a Delaware corporation ("Buyer"), the Sellers
                                                         -----
listed on Exhibit A attached hereto (each a "Seller" and, collectively, "Seller"
          ---------                          ------                      -------
or "Sellers") and each of the Companies (as hereinafter defined).
-----------

                                    RECITALS
                                    --------

        WHEREAS, Sellers own the number of shares of capital stock of each of the Companies (as hereinafter defined) set forth opposite each such Seller's name on Exhibit A hereto (collectively, the "Common Stock").
        ---------                            ------------

        WHEREAS, the Companies currently engage in, among other things, supplying coin-operated laundry equipment services to multi-family dwellings located primarily in the States of Ohio, Indiana, Kentucky, Michigan, West Virginia, Pennsylvania, Georgia, Tennessee, Illinois and Florida (the foregoing, together with all other businesses and operations of the Companies, shall hereinafter be collectively referred to as the "Business").
                                                --------

        WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to transfer to Buyer, all of the Common Stock, subject to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

        1.1  Defined Terms.  As used herein, the terms below shall have the
             -------------
following meanings:

        "Adverse Effect" shall mean a materially adverse effect on any of the
         --------------
Business, the Sale, the Common Stock, the Assets, liabilities, working capital, earnings, condition (financial or otherwise), operating results, prospects, or employee or customer relations, in each case, of any of the Companies, or the ability of any of the Companies or any Seller to perform its respective obligations under the Transaction Documents or the ability of any of the Companies to conduct the Business as presently conducted or as proposed to be conducted.

        "Affiliate" of any Person shall mean any other Person controlling,
         ---------
controlled by or under common control with such first Person.

        "Agreement" shall mean this Stock Purchase Agreement, by and among
         ---------
Buyer, each of the Companies and Sellers, as such Agreement may be amended from time to time.

        "Balance Sheet" shall mean the consolidated balance sheet of the
         -------------
Companies for the fiscal year ended as of December 31, 1996, together with the notes thereon, delivered to Buyer on or before the Closing Date and attached hereto as Exhibit B.
          ---------

        "Balance Sheet Date" shall mean December 31, 1996.
         ------------------

        "Business" shall have the meaning assigned to such term in the recitals
         --------
hereof.

        "Closing Date" shall mean July 17, 1997, or such other date as may be
         ------------
mutually agreed upon in writing by the Parties.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from
         ----
time to time.

        "Common Stock" shall have the meaning assigned to such term in the
         ------------
recitals hereof.

        "Companies" shall mean each of NCLH, NCLI and NLEC and any of their
         ---------
respective predecessors.

        "Contracts" shall mean the Location Contracts and any of the agreements,
         ---------
contracts, commitments or other documents described in Section 4.10(a)-(k) hereof or set forth on the Disclosure Schedule.
                           -------------------

        "Disclosure Schedule" means a schedule executed and delivered by Sellers
         -------------------
to Buyer prior to the date hereof which sets forth exceptions to the representations and warranties contained in Article 4 hereof and certain other information called for by Article 4 hereof and other provisions of this Agreement and which hereby is made a part of this Agreement and incorporated in its entirety herein by reference.

        "Encumbrances" shall mean any claim, mortgage, deed of trust,
         ------------
restrictive covenant, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance of any kind or other rights of third parties, whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sale agreement, capital lease or other title retention agreement.

        "Environmental and Safety Requirements" means all applicable federal,
         -------------------------------------
state, local and foreign statutes, regulations, ordinances, restrictions and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker or occupational health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and also including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource
                                                            -- ---
Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking
                                                    -- ---
Water Act (21 U.S.C. Section 349, 42 U.S.C. Section 201, 300f), Toxic
Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42
                                               -- ---
U.S.C. Section 7401 et seq.), and Comprehensive Environmental Response,
                -- ---
Compensation and Liability Act (42 U.S.C. Section 9601 et seq.).
                                                       -- ---

        "Equity Interests" shall mean any capital stock or warrants, options or
         ----------------
other rights of any kind to acquire capital stock.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
         -----
as amended.

        "Facilities" shall mean the warehouses, office locations, self-storage
         ----------
locations and all other Real Estate, and related facilities (including any and all facilities and locations covered by the Location Contracts) which are owned or leased by the Companies or the Sellers or any of their Representatives on behalf of the Companies.

        "Financial Statements" shall mean the Balance Sheet and the consolidated
         --------------------
statements of income and consolidated statements of stockholders' equity for the Companies for the twelve month periods ended as of the Balance Sheet Date, together with the notes thereon, delivered to Buyer on or before the Closing Date and attached hereto as Exhibit C.
                            ---------

        "Fixtures and Equipment" shall mean all of the furniture, fixtures,
         ----------------------
furnishings, machinery (including the Machines) and equipment owned or leased by the Companies or the Sellers or any of their Representatives on behalf of the Companies and located in, at or upon the Facilities as of the

Balance Sheet Date, plus all additions, replacements or deletions since the Balance Sheet Date to the Closing Date.

        "Good Accounts Receivable" shall mean NLEC's bona fide claims against
         ------------------------
debtors for services performed or other charges arising within 180 days prior to the Closing Date, including all equipment lease receivables, and that all ser-vices performed which gave rise to said accounts were performed in accordance with the applicable contracts or customer requirements; and that said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business and in all events within 180 days after such accounts receivable arose, consistent with past practices, without cost to Buyer in collection efforts therefor.

        "Good New Inventory" shall consist only of NLEC's Machines and Equipment
         ------------------
used in connection with the Business of quality and quantity commercially usable and salable in the ordinary course of business and purchased by Seller no more than 270 days prior to the Closing Date.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
         -------
1976, as amended.

        "Indebtedness" shall mean with respect to any Person, without
         ------------
duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all capitalized lease obligations of such Person except vehicle lease obligations as set forth on the Disclosure Schedule, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable, vehicle obligations, obligations for Machines acquired for the Middle Tennessee University contract as set forth on the Disclosure Schedule, obligations for Machines (domestic Whirlpool washers and dryers) acquired from Buyer as set forth on the Disclosure Schedule, office equipment lease obligations as set forth on the Disclosure Schedule, and other accrued expenses or liabilities arising in the ordinary course of business and consistent with past practice that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all obligations to the State of Kentucky or any other state relating to Sellers' failure to file tax returns with the appropriate state taxing authorities, (vii) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses
(i) through (vi) above and clause (ix)
below, (viii) all obligations of any other Person of the type referred to in clauses (i) through (vii) which are secured by any lien on any property or asset of such Person, and (ix) all obligations under currency agreements and interest swap agreements of such Person.

        "Investment" shall mean, with respect to any Person, (a) any direct or
         ----------
indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including, without limitation, partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

        "Leases" shall mean all of the leases (including the Location Contracts)
         ------
listed on the Disclosure Schedule and all other leases relating to the Business
              -------------------
which are not required to be scheduled pursuant to this Agreement.

        "Legal Requirements" means any applicable action, law, statute, treaty,
         ------------------
rule, regulation, order, ordinance, judgment, injunction, decree, award, determination or direction of an arbitrator or government entity, including, without limitation, any zoning, Environmental and Safety Requirements, motor vehicle safety requirements or standards or any requirements arising thereunder or related thereto.

        "Location Contracts" shall mean those licenses, contracts or lease
         ------------------
agreements, however, designated, for the provision of laundry equipment services to multi-family dwellings in the course of the Business, which contracts shall be set forth on the Disclosure Schedule.
                    -------------------

        "Machines" shall mean any and all of the coin-operated washing machines
         --------
and dryers, soap machines, debit card equipment, vending machines and change makers, and other machines used in connection with the Business, owned or leased by any of the Companies.

        "NCLH" shall mean National Coin Laundry Holding, Inc., an Ohio
         ----
corporation.

        "NCLI" shall mean National Coin Laundry Inc., an Ohio corporation.
         ----

        "NLEC" shall mean National Laundry Equipment Company, an Ohio
         ----
corporation.

        "On-Location Machines" shall mean the Machines installed on location and
         --------------------
subject to written or oral lease or agreement.

        "Parties" shall mean, collectively, the Buyer, each of the Companies and
         -------
each of the Sellers.

        "Permits" shall mean all of Sellers' and the Companies' licenses,
         -------
permits and other governmental authorizations or consents required to conduct the Business as presently conducted or as proposed to be conducted.

        "Person" shall mean an individual, partnership, corporation,
         ------
association, joint stock company, limited liability company, trust, joint venture, unincorporated organization, governmental entity or any other entity or organization of any kind whatsoever.

        "Real Estate" shall mean all real property, whether owned or leased, or
         -----------
any interest therein, and all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, Permits and all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights in and to public streets, whether or not vacated.

        "Representative" shall mean, with respect to any Person, any officer,
         --------------
director, partner, principal, affiliate, attorney, agent, employee or other representative of such Person.

        "Securities Act" shall means the Securities Act of 1933, as amended.
         --------------

        "Subsidiaries" shall mean and include any Person in which any of the
         ------------
Companies either owns capital stock or is a partner or is in some other manner affiliated through an Investment or participation in the voting interests or Equity Interests of such Person.

        "Tax" shall mean any federal, state, local, or foreign income, gross
         ---
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security or similar tax, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" shall mean any return, declaration, report, claim for
         ----------
refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Transaction Documents" shall mean this Agreement and all other
         ---------------------
agreements, instruments, certificates and other documents to be entered into or delivered by any Person in connection with the transactions contemplated by any of the foregoing.

        "Transfer Taxes" shall mean any and all sales, use, transfer, real
         --------------
property transfer, recording, gains, stock transfer and other similar taxes and fees, including without limitation any interest, penalty or addition thereto, whether disputed or not.

        1.2  Other Defined Terms.  The following terms shall have the meanings
             -------------------
assigned to such terms in the corresponding Sections of this Agreement set forth below:

Term                                          Section
--------------------------------------------  -------

        AAA                                       2.3
        Act                                      10.2
        Actions                                  4.15
        Arbitrator                                2.3
        Assets                                    4.8
        Benefit Arrangement                      4.22
        Buyer's Indemnitees                       9.2
        Closing                                   3.1
        Damages                                   9.2
        Disagreement                              2.3
        Disputed Item                             2.3
        Employee Plan                            4.22
        Environmental Requirements               4.31
        ERISA Affiliate                          4.22
        ERISA Liabilities                         9.2
        Escrow Agreement                          2.2
        Escrowed Funds                            2.2
        Indemnified Party                         9.3
        Indemnifying Party                        9.3
        Locations                                4.11
        Multiemployer Plans                      4.22
        NCL Purchase Price                        2.2
        NLEC Purchase Price                       2.2
        NLEC Restated Financial Statements        2.2
        PBGC                                     4.22
        Personnel                                 4.7
        Purchase Price                            2.2
        Proprietary Rights                       4.21
        Review Period                             2.3
        Sale                                      2.1
        Sellers' Indemnitees                      9.2
        Tax Liabilities                           9.2
        Title IV Plan                            4.22
        WARN Act                                 4.16

                                   ARTICLE 2

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

        2.1  Transfer of Common Stock.  Upon the terms and subject to the
             ------------------------
conditions contained herein, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire on the Closing Date, all of the Common Stock (the "Sale").
            ----

        2.2  Consideration for Common Stock.
             ------------------------------

        (a) Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Common Stock, Buyer shall pay a purchase price (i) to the stockholders of NLEC for all of the issued and outstanding capital stock of NLEC an amount in cash equal to (A) $1,294,000 plus (B) the
                                                                ----
amount, if any, paid by Buyer for Seller's Good Accounts Receivable, Good New Inventory, Used Inventory and Spare Parts in accordance with Section 2.4(c) hereof (the "NLEC Purchase Price"); and (ii) to the stockholders of NCLH for all
             -------------------
of the issued and outstanding capital stock of NCLH an amount in cash equal to $11,250,000 (the "NCL Purchase Price," together with the NLEC Purchase Price,
                  ------------------
the "Purchase Price").  The Purchase Price is subject to the purchase price
     --------------
adjustments as hereinafter provided. Notwithstanding anything to the contrary contained herein, on the Closing Date, not less than One Million One Hundred Thousand Dollars ($1,100,000) of the NCL Purchase Price shall be placed in escrow by the Sellers (the "Escrowed Funds") in respect of certain
                            --------------
indemnification obligations of Sellers provided for in Article 9 hereof and pursuant to Article 11 of that certain Asset Purchase Agreement dated July 17, 1997 by and among the Buyer, Stephen P. Close, Kimberly A. Close, Ruth D. Close, Kimberly A. Close, Ruth D. Close and Stephen P. Close as Trustees of the Alvin
D. Close Trust, SPC Management, Inc. and Whitmer Vend-O-Mat Laundry Services, Inc. ("Asset Purchase Agreement"). The Escrowed Funds shall be disbursed
       ------------------------
pursuant to and in accordance with the provisions of an escrow agreement (the

"Escrow Agreement"), substantially in the form attached hereto as Exhibit D.
-----------------                                                 ---------

        Except as expressly provided in the Escrow Agreement, the rights and obligations of Sellers and Buyer under the Escrow Agreement shall in no way affect their respective rights and obligations under this Agreement, including, without limitation, their respective rights and obligations under Article 9 hereof.

        (b) All payments to be made to Sellers pursuant to this Section 2.2 shall be made by wire transfer of immediately available funds to such account or accounts as the Sellers may reasonably direct by written notice delivered to Buyer at least two (2) business days prior to the Closing Date or in such other manner as the Parties may mutually agree to in writing.

       2.3   Purchase Price Adjustments.
             --------------------------

        (a) NCL Spare Parts.  On the Closing Date, Buyer shall purchase from
            ---------------
Seller all spare parts for Machines and Equipment used in connection with the Business of NCL ("NCL Spare Parts") for an amount equal to Seller's cost for
                  ---------------
such Spare Parts; provided, however, that such amount shall not exceed $50,000.
                  --------  -------

        (b) Indebtedness Adjustment.  On the Closing Date, the Purchase Price
            -----------------------
shall be decreased, on a dollar-for-dollar basis, by the amount of the Companies' Indebtedness outstanding on the Closing Date.

       (c) Net Current Asset Adjustment for NCL Purchase Price.
           ---------------------------------------------------

          (i) Definitions. For the purposes of this Section 2.3(b), the following terms shall have the following respective meanings:

          (A) "NCL Closing Date Asset & Liability Statement" shall mean the
               --------------------------------------------
statement of Assets and Liabilities for NCLH and NCLI dated as of the Closing Date.

          (B) "NCL Closing Date Assets" shall mean, (1) as of the Closing Date,
               -----------------------
the amount of prepaid taxes if benefitting NCL in the 12-month period after the Closing Date, prepaid commissions and security deposits, (2) the current portion of that certain American Coin Corporation/NCL joint venture note receivable, which amount is payable within one year after the Closing Date and (3) those assets under the captions "Cash and "Accounts Receivable" on the NCL Closing
                           ----      -------------------
Date Asset & Liability Statement and determined in accordance with generally accepted accounting principles, consistently applied.

          (C) "NCL Closing Date Liabilities" shall mean, as of the Closing Date,
               ----------------------------
those liabilities included under the caption "Current Liabilities", including without limitation commissions payable and NCL's accounts payable incurred in the ordinary course of business consistent with past practices, except for obligations representing the purchase price for the acquisition of those certain
(1) Machines installed at Middle Tennessee University in June 1997, which Buyer has agreed to pay, and (2) Machines (domestic Whirlpool washers and dryers) acquired from Buyer in June 1997, and except for that portion of Indebtedness that is deemed a current liability under generally accepted accounting principles, on the NCL Closing Date Asset & Liability Statement and determined in accordance with generally accepted accounting principles, consistently applied.

          (D) "NCL Closing Date Net Current Asset Amount" shall mean the NCL
               -----------------------------------------
Closing Date Assets less the NCL Closing Date Liabilities. The NCL Closing Date Net Current Asset Amount may be a positive or negative number.

          (E) "NCL Balance Sheet" shall mean the consolidated balance sheets of
               -----------------
NCLH and NCLI for the fiscal year ended as of December 31, 1996, together with the notes thereto.

          (F) "NCL Balance Sheet Assets" shall mean (1) as of the Balance Sheet
               ------------------------
Date, the amount of prepaid taxes if benefitting NCL in the 12-month period after the Closing Date, prepaid commissions and security deposits; (2) the current portion of that certain American Coin Corporation/NCL joint venture note receivable, which amount is payable within one year after the Closing Date and
(3) the amount of assets included under the captions "Cash" and "Accounts
                                                      ----       --------
Receivable" on the NCL Balance Sheet and determined in accordance with generally
----------
accepted accounting principles, consistently applied.

          (G) "NCL Balance Sheet Liabilities" shall mean the amount of
               -----------------------------
liabilities included under the caption "Current Liabilities", including without limitation commissions payable and NCL's accounts payable incurred in the ordinary course of business consistent with past practices, except for that portion of Indebtedness that is deemed a current liability under generally accepted accounting principles, on the NCL Balance Sheet and determined in accordance with generally accepted accounting principles, consistently applied.

          (H) "NCL Balance Sheet Net Current Asset Amount" shall mean the NCL
               ------------------------------------------
Balance Sheet Assets less the NCL Balance Sheet Liabilities. The NCL Balance Sheet Net Current Asset Amount may be a positive or negative number.

          (I) "NCL Deficiency" shall mean the amount, if any, by which the NCL
               --------------
Closing Date Net Current Asset Amount is less than the NCL Balance Sheet Net Current Asset Amount, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (J) "NCL Surplus" shall mean the amount, if any, by which the NCL
               -----------
Closing Date Net Current Asset Amount is greater than the NCL Balance Sheet Net Current

Asset Amount, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (ii) Effect of NCL Deficiency. The NCL Purchase Price shall be reduced on a dollar-for-dollar basis by the amount of the NCL Deficiency, if any, in the manner contemplated by Section 2.3(b)(iv) and (v) hereof.

          (iii) Effect of NCL Surplus. The NCL Purchase Price shall be increased on a dollar-for-dollar basis by the amount of the NCL Surplus, if any, in the manner contemplated by Section 2.3(b)(iv) and (vi) hereof.

           (iv) Delivery of NCL Closing Date Asset & Liability Statement and NCL Balance Sheet.

          (A) No later than thirty (30) days after the Closing Date, Sellers shall deliver to Buyer the preliminary NCL Closing Date Asset & Liability Statement (the "NCL Preliminary Statement") setting forth each of the categories
                -------------------------
of assets and liabilities described in the definitions of NCL Closing Date Assets and NCL Closing Date Liabilities set forth in Section 2.3(b)(i) hereof. On the Closing Date, Sellers shall deliver to Buyer the NCL Balance Sheet.

          (B) Buyer shall have thirty (30) days from its receipt of the NCL Preliminary Statement (the "Review Period") to notify Sellers of its objection
                            -------------
to any item on the NCL Preliminary Statement. Any such notice shall specify the item or items in dispute (a "Disputed Item" or "Disputed Items"). Any Disputed
                             -------------      --------------
Item shall be resolved in the manner set forth in Section 2.3(d) below.

          (C) Upon the expiration of the Review Period, if Buyer (x) does not deliver to Sellers its objections to the NCL Preliminary Statement, or (y) acknowledges in writing that the NCL Preliminary Statement is accurate, the NCL Preliminary Statement shall be final, binding and conclusive on the Parties, and Sellers shall pay to Buyer the amount of any NCL Deficiency, or Buyer shall pay to the Sellers the amount of any NCL Surplus, that is not a Disputed Item within ten (10) days after the Review Period. All payments for any NCL Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer. All payments for any NCL Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Sellers.

          (v) Payment of NCL Deficiency. If it is finally determined pursuant to the provisions of this Section 2.3(b) that there is an NCL Deficiency, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Sellers shall pay to Buyer the amount of the NCL Deficiency that has not already been paid by Sellers pursuant to Section 2.3(b)(iv)(C) hereof. All payments of the NCL Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer.

          (vi) Payment of NCL Surplus. If it is finally determined pursuant to the provisions of this Section 2.3(b) that there is an NCL Surplus, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Buyer shall pay to Sellers the amount of the NCL Surplus that has not already been paid by Buyer pursuant to Section 2.3(b)(iv)(C) hereof. All payments of the NCL Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Sellers.

       (d) Net Current Asset Adjustment for NLEC Purchase Price.
           ----------------------------------------------------

          (i) Definitions. For the purposes of this Section 2.3(c), the following terms shall have the following respective meanings:

          (A) "NLEC Closing Date Asset & Liability Statement" shall mean the
               ---------------------------------------------
statement of Assets and Liabilities for NLEC dated as of the Closing Date.

          (B) "NLEC Closing Date Assets" shall mean, (1) as of the Closing Date,
               ------------------------
the amount of prepaid taxes if benefitting NLEC in the 12-month period after the Closing Date, prepaid commissions and security deposits and (2) those assets under the caption "Cash" on the NLEC Closing Date Asset & Liability Statement
                   ----
and determined in accordance with generally accepted accounting principles, consistently applied, but shall not include those items for which consideration is provided pursuant to Section 2.4.

          (C) "NLEC Closing Date Liabilities" shall mean, as of the Closing
               -----------------------------
Date, those liabilities included under the caption "Current Liabilities", including without limitation commissions payable and NLEC's accounts payable incurred in the ordinary course of business consistent with past practices, except for that portion of Indebtedness that is deemed a current liability under generally accepted accounting principles, on the NLEC Closing Date Asset & Liability Statement and determined in accordance with generally accepted accounting principles, consistently applied.

          (D) "NLEC Closing Date Net Current Asset Amount" shall mean the NLEC
               ------------------------------------------
Closing Date Assets less the NLEC

Closing Date Liabilities. The NLEC Closing Date Net Current Asset Amount may be a positive or negative number.

          (ii) "NLEC Deficiency" shall mean the amount, if any, by which the
                ---------------
NLEC Closing Date Net Current Asset Amount is less than zero as set forth on the NLEC Closing Date Asset & Liability Statement, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (iii) "NLEC Surplus" shall mean the amount, if any, by which the NLEC
                 ------------
Closing Date Net Current Asset Amount is greater than zero as set forth on the NLEC Closing Date Asset & Liability Statement, as modified as a result of the resolution of any Disputed Items (as hereinafter defined).

          (iv) Effect of NLEC Deficiency. The NLEC Purchase Price shall be reduced on a dollar-for-dollar basis by the amount of the NLEC Deficiency, if any, in the manner contemplated by Section 2.3(c)(iv) and (v) hereof.

           (v) Effect of NLEC Surplus. The NLEC Purchase Price shall be increased on a dollar-for-dollar basis by the amount of the NLEC Surplus, if any, in the manner contemplated by Section 2.3(c)(iv) and (vi) hereof.

          (vi)  Delivery of NLEC Closing Date Asset & Liability Statement.

          (A) No later than thirty (30) days after the Closing Date, Sellers shall deliver to Buyer the preliminary NLEC Closing Date Asset & Liability Statement (the "NLEC Preliminary Statement") setting forth each of the
                --------------------------
categories of assets and liabilities described in the definitions of NLEC Closing Date Assets and NLEC Closing Date Liabilities set forth in Section 2.3(c)(i) hereof.

          (B) Buyer shall have thirty (30) days from its receipt of the NLEC Preliminary Statement (the "Review Period") to notify Sellers of its objection
                            -------------
to any item on the NLEC Preliminary Statement. Any such notice shall specify the item or items in dispute (a "Disputed Item" or "Disputed Items"). Any
                                 -------------      --------------
Disputed Item shall be resolved in the manner set forth in Section 2.3(d) below.

          (C) Upon the expiration of the Review Period, if Buyer (x) does not deliver to Sellers its objections to the NLEC Preliminary Statement, or (y) acknowledges in writing that the NLEC Preliminary Statement is accurate, the NLEC Preliminary Statement shall be final, binding and conclusive on the Parties, and Sellers shall pay to Buyer the amount of any NLEC Deficiency, or Buyer shall pay to the Sellers the amount of any NLEC Surplus, that is not a Disputed Item within ten (10) days after the Review Period. All payments for any NLEC Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer. All payments for any NLEC Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Sellers.

          (vii) Payment of NLEC Deficiency. If it is finally determined pursuant to the provisions of this Section 2.3(c) that there is an NLEC Deficiency, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Sellers shall pay to Buyer the amount of the NLEC Deficiency that has not already been paid by Sellers pursuant to Section 2.3(c)(iv)(C) hereof. All payments of the NLEC Deficiency shall be made by wire transfer of immediately available funds to the account or accounts designated by Buyer.

          (viii) Payment of NLEC Surplus. If it is finally determined pursuant to the provisions of this Section 2.3(c) that there is an NLEC Surplus, then within ten (10) days after all Disputed Items with respect thereto have been resolved, Buyer shall pay to Sellers the amount of the NLEC Surplus that has not already been paid by Buyer pursuant to Section 2.3(c)(iv)(C) hereof. All payments of the NLEC Surplus shall be made by wire transfer of immediately available funds to the account or accounts designated by Sellers.

        (e)  Arbitration.  If Buyer and Sellers shall be unable to agree on the
             -----------
amount of any adjustments to the Purchase Price pursuant to this Section 2.3 (a "Disagreement") or shall be unable resolve any Disputed Item within thirty (30)
 ------------
days after notice from Buyer to Sellers that a Disagreement or Disputed Item exists, then a Representative of Sellers and a Representative of Buyer shall endeavor in good faith to resolve such Disagreement or Disputed Item. In the event that such Representatives are unable to resolve any such Disagreement or Disputed Item within thirty (30) days, Buyer and Sellers shall, within ten (10) business days thereafter, appoint an arbitrator ("Arbitrator") who is licensed
                                                  ----------
by the American Arbitration Association ("AAA") to arbitrate such Disagreement
                                          ---
or Disputed Item. In the event Buyer and Sellers cannot agree on the selection of the Arbitrator, Buyer shall select one arbitrator and Sellers shall select one arbitrator who shall together select the Arbitrator who shall arbitrate the matter. Buyer and Sellers shall, within twenty (20) days thereafter present their positions with respect to the disputes to the Arbitrator, together with such other materials as the Arbitrator deems appropriate. The

Arbitrator shall, after the submission of the evidentiary materials, submit a written decision on each dispute to Sellers and Buyer. Any determination by the Arbitrator with respect to any dispute shall be final and binding on each party to this Agreement. The Arbitrator shall comply, and the arbitration shall be conducted in the State of Delaware in accordance with the commercial arbitration rules of the AAA as in effect for commercial arbitrations conducted in the State of Delaware by the AAA. Sellers and Buyer agree that the costs of the Arbitrator shall be borne equally by Sellers and Buyer.

        2.4  Payment Terms for Consideration for Good Accounts Receivable, Good
             ------------------------------------------------------------------
New Inventory and Spare Parts of NLEC.
-------------------------------------

        (a) Good Accounts Receivable of NLEC.  On the Closing Date, NLEC shall
            --------------------------------
deliver to Buyer a schedule, in form and substance reasonably acceptable to Buyer, listing all accounts receivable which are contained on the NLEC Closing Date Balance Sheet ("Accounts Receivable Schedule"). The Accounts Receivable
                     ----------------------------
Schedule shall identify which of the accounts receivable are Good Accounts Receivable. The portion of the Purchase Price attributable to Good Accounts Receivable shall be paid as follows:

          (i) Buyer shall pay to Sellers or Sellers' designee, within 10 days after the Closing Date, an amount equal to 2/3 of the aggregate value of all Good Accounts Receivable ("Good Accounts Receivable Payment") and shall assign
                           --------------------------------
to Sellers or Sellers' designee all the accounts receivable listed on the Accounts Receivable Schedule which are not Good Accounts Receivable.

          (ii) Within 5 business days subsequent to each 90-day period (each period, a "Quarter" and the last day of each period, a "Reconciliation Date")
           -------                                      -------------------
occurring during the 12-month period after the Closing Date, Buyer shall provide to Sellers a schedule evidencing the amount of the Good Accounts Receivable that was actually collected by Buyer during such Quarter ("Collections"). If the
                                                      -----------
Collections for the Quarter ending on such Reconciliation Date (together with the Collections, if any, received for any prior Quarter) exceed the amount of the Good Accounts Receivable Payment, Buyer shall pay such excess amount to Sellers or Sellers' designee within 5 days of the relevant Reconciliation Date;

provided, however, that Buyer shall credit against any such payment made by
--------  -------
Buyer in any given Quarter any payments previously made to Sellers or Sellers' designee for any prior Quarter. If, at the end of the final Quarter in the 12-month period after the Closing Date (the "Final Quarter"), the aggregate amount
                                          -------------
of the Collections is less than the Good Accounts Receivable Payment, Sellers shall pay such deficient amount to Buyer within 5 days of the Reconciliation Date of such final Quarter. Within 5 days after the Reconciliation Date of the Final Quarter, Buyer shall assign to Sellers or Sellers' designee any Good Accounts Receivable not collected as of such date.

        (b) Inventory.  On the Closing Date, NLEC shall deliver to Buyer a
            ---------
schedule, in form and substance reasonably acceptable to Buyer, of all Machines and Equipment used in connection with the Business of NLEC identifying Good New Inventory and all other Machines and Equipment which are not Good New Inventory (which are either used or, if unused, are more than 270 days old) ("Used and Old
                                                                    ------------
Inventory").  The portion of the Purchase Price attributable to Good New
---------
Inventory shall be paid as follows:

          (i) Within 10 days after the Closing Date, Buyer shall pay to Sellers or Sellers' designee an amount equal to 2/3 of Sellers' cost for Good New Inventory (including freight thereon).

          (ii) Additionally, Buyer shall have the option, but not the obligation, to purchase from Sellers within 30 days after the Closing Date any Used and Old Inventory that Buyer determines to purchase in its sole discretion at a price to be mutually agreed upon by the Parties, such amount to be paid within 40 days after the Closing Date. Buyer shall assign to Sellers or Sellers' designee any Used and Old Inventory that it does not so purchase.

          (iii) On each Reconciliation Date, Buyer shall provide to Sellers a schedule evidencing the amount of all Good New Inventory sold by Buyer to third parties during such Quarter ("Inventory Sales"). If the Inventory Sales for the
                              ---------------
Quarter ending on such Reconciliation Date (together with the Inventory Sales, if any, for any prior Quarter) exceeds the amount Buyer paid to Sellers or Sellers' designee for such Good New Inventory in accordance with subparagraph
(i) above, Buyer shall pay such excess amount to Sellers or Sellers' designee up to an amount equal to that portion of Sellers' cost for such Good New Inventory which was not paid to Sellers or Sellers' designee in accordance with subparagraph (i) above within 5 days of the relevant Reconciliation Date;

provided, however, that Buyer shall credit against any such payment made by
--------  -------
Buyer in any given Quarter any payments previously made to Sellers or Sellers' designee for any prior Quarter. If, at the end of the Final Quarter, the aggregate amount of the Inventory Sales is less than the amount Buyer paid to Sellers or Sellers' designee in accordance with subparagraph (i) above, Sellers shall pay such deficient amount to Buyer within 5 days of the Reconciliation Date of such Final Quarter. Within 5 days after the Reconciliation Date of the Final Quarter, Buyer shall assign to Sellers or

Sellers' designee any Good New Inventory that Buyer did not sell to third parties as of such date.

        (c) NLEC Spare Parts.  On the Closing Date, NLEC shall deliver to Buyer
            ----------------
a schedule, in form and substance reasonably acceptable to Buyer, of all spare parts for Machines and Equipment used in connection with the Business of NLEC

("NLEC Spare Parts").  Buyer shall have the option, but not the obligation, to
------------------
purchase within 30 days after the Closing Date any NLEC Spare Parts at a price to be mutually agreed upon by the Parties, such amount to be paid within 10 days of any such purchase. Buyer shall assign to Sellers or Sellers' designee any NLEC Spare Parts that it does not so purchase.

                                   ARTICLE 3

                                    CLOSING
                                    -------

        3.1  Closing.  The closing of the transactions contemplated herein (the
             -------
"Closing") shall be held at 11:00 a.m. Columbus, Ohio time on the Closing Date
 -------
at the offices of Ricketts & Onda, 300 South Second Street, Columbus, Ohio, unless the parties hereto otherwise agree.

        3.2  Documents to be Delivered.  To effect the transfer referred to in
             -------------------------
Section 2.1 and the delivery of the consideration described in Sections 2.2,
2.3 and 2.4 hereof, Sellers and Buyer shall, on the Closing Date, deliver the following:

        (a) Sellers shall deliver to Buyer certificate(s) evidencing the shares of Common Stock, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

        (b) Sellers and Buyer shall each deliver all documents required to be delivered pursuant to this Agreement.

        (c) Buyer shall deliver the Purchase Price as provided in Sections 2.2,
2.3 and 2.4.

        (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

                                   ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND SELLERS
          -----------------------------------------------------------

        Each of the Companies and the Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

        4.1  Organization of the Companies.  Each of the Companies are
             -----------------------------
corporations duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to conduct the Business as presently being conducted and as proposed to be conducted and to own and lease its properties and Assets. Except as set forth on the Disclosure Schedule, each of the Companies is duly qualified to do
             -------------------
business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary or required under applicable law as a result of the conduct of the Business or the ownership of its Assets or properties. Each jurisdiction in which each of the Companies is qualified to do business as a foreign corporation is listed on the Disclosure Schedule.
                                                   -------------------

        4.2  Organization; Good Standing; Authorization of the Sellers.  Each
             ---------------------------------------------------------
Seller, if other than an individual, is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each Seller has the requisite power and authority to enter into the Transaction Documents and to perform its obligations thereunder. This Agreement and each of the other Transaction Documents has been duly authorized, executed and delivered by each Seller and is a valid and binding agreement of each Seller enforceable against each Seller in accordance with its terms.

        4.3  Capitalization.  Set forth on the Disclosure Schedule is (i) the
             --------------                    -------------------
authorized capital stock of each of the Companies, the number of shares of each class of capital stock issued and outstanding and the number of shares of Common Stock reserved for issuance in connection with employee benefit, stock option and dividend reinvestment plans, in each case, as of the Closing Date, and (ii) all options, warrants, rights to subscribe to, scrip calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of Equity Interests of any of the Companies, in each case, setting forth the identity of the holder thereof, the exercise or similar price and the date of expiration or termination thereof. The Common Stock constitutes all of the Equity Interests of the Company, and all of the Common Stock has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to any preemptive rights. The Common Stock was issued pursuant to, and within the limitations contained in, appropriate and effective Permits of each governmental authority from which any Permit was required by law. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any shares of Common Stock, securities or Equity Interests of the Companies. Except as set forth on the Disclosure Schedule, one of the Companies nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or other securities or Equity Interests. Except as set forth on Disclosure Schedule, there are no contracts, agreements or
                -------------------
understandings between any of the Companies and any Person granting such Person the right to require any of the Companies to file a registration statement under the Securities Act with respect to any securities of any of the Companies owned or to be owned by such Person or to require any of the Companies to include such securities in any other registration statement filed by any of the Companies under the Securities Act.

        4.4  Ownership of Common Stock.  The numbers of shares of Common Stock
             -------------------------
set forth opposite each Seller's name on the Disclosure Schedule are owned of
                                             -------------------
record and beneficially by each Seller, free and clear of all Encumbrances.
Upon transfer of the shares of Common Stock to Buyer hereunder at the Closing in accordance with Section 2.1 hereof, Buyer will receive good and valid title to such shares of Common Stock, free and clear of all Encumbrances.

        4.5  Authorization of the Companies.  Each of the Companies has all
             ------------------------------
necessary corporate power and authority to enter into the Transaction Documents and has taken all corporate action necessary to consummate the transactions contemplated thereby and to perform its obligations thereunder. Each of the Transaction Documents has been duly executed and delivered by each of the Companies and each Transaction Document is a legal, valid and binding obligation of each of the Companies enforceable against each of the Companies in accordance with its respective terms.

       4.6   Subsidiaries.  The Disclosure Schedule sets forth a complete and
             ------------       -------------------
accurate list of all of Subsidiaries of the Companies, all of which are owned beneficially and of record, directly or indirectly, by the Companies. All references in this Agreement to the Companies, unless the context indicates otherwise, shall be deemed to mean the Companies and their respective Subsidiaries. The Disclosure Schedule also contains the jurisdiction of
                   -------------------
incorporation of each of the Subsidiaries, each jurisdiction in which such Subsidiary is qualified to do business and the number of shares of capital stock of such Subsidiary authorized, issued and outstanding. The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and were issued pursuant to, and within the limitations contained in, appropriate and effective Permits of each governmental authority from whom any permit or consent was required by law, and all outstanding shares of capital stock of the Subsidiaries are owned by the Companies free and clear of any Encumbrances. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any securities or other Equity Interests of any of the Subsidiaries.

        4.7  Absence of Certain Changes or Events.  Other than as set forth on
             ------------------------------------
the Disclosure Schedule, since the Balance Sheet Date, there has not been any:
    -------------------

        (a) change in any of the Companies' condition (financial or otherwise) that could reasonably be expected to have an Adverse Effect;

        (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practices, increase in the compensation payable or to become payable by any of the Companies to any of their respective officers, employees or agents (collectively, "Personnel"), (ii) any bonus, incentive
                                    ---------
compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by any of the Companies for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure
                                                                 ----------
Schedule or (iv) any new employment or consulting agreement to which any of the
--------
Companies is a party;

        (c) addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting
                                           -------------------
Personnel other than (i) contributions made for fiscal years 1996 and 1997 in accordance with the normal practices of the Companies or (ii) the extension of coverage to other Personnel who became eligible after the Balance Sheet Date as set forth in the Disclosure Schedule;
                 -------------------

        (d) sale, assignment or transfer of any of the Assets, other than in the ordinary course of business and consistent with past practices;

        (e) cancellation of any Indebtedness or waiver of any rights of substantial value to any of the Companies, whether or not in the ordinary course of business;

        (f) amendment, cancellation or termination of any Contract, license or other instrument of substantial value to the Assets, sales, Business, prospects, earnings or condition (financial or otherwise) of any of the Companies;

        (g) capital expenditure or execution of any lease or incurring of liability therefor by any of the Companies not in the ordinary course of business and consistent with past practices, or involving payments in excess of $50,000 in the aggregate;

        (h) failure to repay any obligation of any of the Companies;

        (i) failure to operate the Business in the ordinary course and consistent with past practices and to preserve the Business intact, to keep available to Buyer the services of the Personnel, or to preserve for Buyer the goodwill of the Companies' suppliers, customers or others having business relations with it;

        (j) change in accounting methods or practices by any of the Companies affecting its Assets, earnings, reserves, working capital, prospects, liabilities or Business;

        (k) revaluation by any of the Companies of any of their respective Assets or properties, including without limitation, writing off notes or accounts receivable;

        (l) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Facilities, properties, Assets, Business, condition (financial or otherwise) or prospects of any of the Companies;

        (m) mortgage, pledge or other Encumbrance of any Assets or properties of any of the Companies;

        (n) declaration, setting aside or payment of dividends or distributions in respect of any Equity Interests of any of the Companies or any redemption, purchase or other acquisition of any Equity Interests of any of the Companies;

        (o) issuance by any of the Companies of, or commitment of any of the Companies to issue, any securities or other Equity Interests or obligations or securities convertible into or exchangeable for the Companies' securities or Equity Interests;

        (p) Indebtedness incurred by any of the Companies except as approved by Buyer prior to incurrence thereof;

        (q) liabilities incurred not in the ordinary course of business and consistent with past practices that in the aggregate exceeds $50,000, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

        (r) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

        (s) activity which has resulted or may, with the passage of time or the giving of notice or otherwise, result in the acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable, in each case as compared with its custom and practice in the conduct of the Business immediately prior to the Balance Sheet Date;

        (t) loan or advance of any of the Companies' funds or other property to, or guarantee for the benefit of, or any Investment of any of its funds or other property in, any other Person;

        (u)  receipt of any notice or other indication by any of the Companies
(i) from any of its suppliers to the effect that such supplier may stop, or decrease the rate of, supplying products or services to any of the Companies;
(ii) from any of its customers to the effect that such customer may stop, or decrease the rate of, buying services from any of the Companies; or (iii) with respect to any of its significant suppliers or customers to the effect that any of such suppliers or customers have or are reasonably likely to experience an event or condition which may have a material adverse effect on such suppliers or customers;

        (v) other event or condition of any character which, in any one case or in the aggregate, has resulted in an Adverse Effect or any event or condition known to any of the Companies or any of the Sellers which could, in any one case or in the aggregate, reasonably be expected to result in an Adverse Effect; or

        (w) agreement by any of the Companies or by any of the Sellers or by any of their respective Representatives to do any of the foregoing, as applicable.

        4.8  Title to Assets, Etc.
             --------------------

        (a) Consistent with the Disclosure Schedule, each of the Companies has
                                -------------------
good and marketable fee simple title to, or valid leasehold interest in, all the assets (including the

Machines and leases of personal property) reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date (collectively, the "Assets").
                    ------

        (b) None of the Assets are subject to any Encumbrances except: (i) Encumbrances disclosed in the Financial Statements, (ii) Encumbrances for taxes not yet due and payable or being contested in good faith which are set forth on the Disclosure Schedule, or (iii) Encumbrances that are set forth on the
    -------------------
Disclosure Schedule and could not be reasonably expected to have an Adverse
-------------------
Effect.

        (c) The Assets constitute all of the assets and rights which are necessary or desirable for the conduct of the Business. Each of the Companies has performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof.

        (d) Each of the Companies enjoys peaceful and undisturbed possession of all Facilities (except for the Location Contracts) owned or leased by it, and such Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business; each of the Companies enjoys peaceful and undisturbed possession of all locations set forth in the Location Contracts owned or leased by it, and such locations are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which, to the best of Sellers' knowledge, interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

        (e) Except as set forth on the Disclosure Schedule, there are no pending
                                       -------------------
or, to any of the Companies' or Sellers' best knowledge, threatened condemnation proceedings relating to any of the Facilities.

        (f) The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by any of the Companies at the Facilities are insured generally in accordance with industry standards for the coin-operated laundry equipment services industry and are structurally sound with no known defects. Except as set forth on the Disclosure Schedule, none of
                                                   -------------------
the real property improvements, equipment and other assets are subject to any commitment or other arrangement for their sale or use by any affiliate of any of the Companies or third parties.

        (g) None of the Companies has depreciated any of the Assets in any manner inconsistent with applicable Internal Revenue Service guidelines, if any.

        4.9  Condition of Tangible Assets.  Subject to ordinary wear and tear,
             ----------------------------
the Facilities and Fixtures and Equipment are in good operating condition and repair, are sufficient for the operation of the Business as presently conducted and as proposed to be conducted.

        4.10 Contracts and Commitments.  Except as set forth on the Disclosure
             -------------------------                              ----------
Schedule, none of the Companies is a party to any written or oral:
--------

        (a) commitment, contract, note, loan, evidence of Indebtedness, purchase order or letter of credit involving any obligation or liability on the part of any of the Companies of more than $50,000 and not cancelable (without liability) within 60 days;

        (b) lease of real property other than the Location Contracts (the

Disclosure Schedule indicates, with respect to each lease listed on the
-------------------
Disclosure Schedule, the location, term, annual rent, renewal options and number
-------------------
of square feet leased);

        (c) lease of personal property involving any annual expense in excess of $10,000, and not cancelable (without liability) within 60 days (the Disclosure
                                                                    ----------
Schedule indicates, with respect to each lease listed on the Disclosure
--------                                                     ----------
Schedule, a general description of the leased items, term, annual rent and
--------
renewal options);

        (d) contracts or agreements (including confidentiality or other similar arrangements) containing covenants limiting the freedom of any of the Companies or Sellers to engage in any line of business or compete with any Person, or any arrangements or agreements with competitors;

        (e) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by Seller without premium or penalty on notice of 30 days or less under which the only monetary obligation of Seller is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete;

        (f) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause (e) or excluded from the scope of clause (e)), agent, or attorney-in-fact of Seller;

        (g) compensation arrangements, bonus or benefit plans, programs or other arrangements, including without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefit, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangement;

        (h) contract pursuant to which it has advanced or loaned funds or made any Investments, or agreed to advance or loan funds to any other Person or to do any of the foregoing;

        (i) contract or indenture relating to the mortgaging, pledging, or otherwise placing an Encumbrance on any Assets (other than any Encumbrance which will be extinguished prior to the Closing Date);

        (j) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right);

        (k) contracts and commitments not otherwise described above or listed in the Disclosure Schedule (including without limitation undertakings or
    -------------------
commitments to any governmental or regulatory authority) relating to the Business or otherwise affecting the Business and not in the ordinary course of business and consistent with past practices;

        Each of the Companies has performed all material obligations required to be performed by it under each Contract and is not (and, to the best knowledge of each of the Companies, no other party is) in breach or violation of, or default under any of the Contracts or other instruments, obligations, evidences of Indebtedness or commitments described in (a)-(k) above, which breach, violation or default, if known, could reasonably be expected to result in an Adverse Effect. No event has occurred which, with the passage of time or the giving of notice (or both), would result in a default, breach or event of noncompliance under any obligation of any of the Companies or Sellers pursuant to any Contract, which breach, violation or default, if known, could reasonably be expected to result in an Adverse Effect. None of the Companies has a present expectation or intention of not fully performing any obligation pursuant to any Contract. Each Contract described on the Disclosure Schedule is valid, binding
                                          -------------------
and enforceable in accordance with its terms.

        4.11 Location Contracts.  The Disclosure Schedule provides an accurate
             ------------------       -------------------
listing of the Location Contracts as of the Closing Date, and includes the terms of each Location Contract including its termination date and remaining months of its term; the commission rate; the number of On-Location Machines at each Location; and whether the Location Contract is oral or written and for the twenty (20) largest customers, whether each Location Contract for such customers contains a "change of control" or similar provision or requires consent in connection with the transactions contemplated hereby. Except as explicitly set forth on the Disclosure Schedule,
                                                            -------------------
each Location Contract grants Sellers the exclusive right to install and operate all Machines at the location(s) (the "Locations") set forth in the Location
                                      ---------
Contact. As of the date of this Agreement, none of the Sellers or the Companies is in default under any terms of any of the Location Contracts, and has not received any notice, written or oral, requesting or threatening the removal of any On-Location Machine from a Location (other than with respect to the termination dates set forth in the Disclosure Schedule), or any other
                                   -------------------
anticipatory breach of any Location Contract, or of any foreclosure against any Location set forth in any of the Location Contracts. In determining the termination date, the Sellers have not taken into account any option to or likelihood of renewal of any Location Contract. Except as set forth on the

Disclosure Schedule, neither the Sellers nor any of the Companies have received
-------------------
any written notice questioning the validity or enforceability of any Location Contract.

        4.12 No Conflict or Violation.  Neither the execution and delivery of
             ------------------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of any organizational document of any of the Sellers or the Companies, as applicable, (b) a breach or violation of, or a default under, any term or provision of any Contract, agreement, instrument, mortgage, Indebtedness, lease, indenture, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which any Seller or any of the Companies is a party or by which any of the Assets are bound, which breach, violation or default could reasonably be expected to result in an Adverse Effect, (c) a violation by Sellers or any of the Companies of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (d) an imposition of any Encumbrance on the Business, any of the Companies or on any of the Assets.

        4.13 Consents and Approvals.  Except as set forth on the Disclosure
             ----------------------                              ----------
Schedule and other than the expiration of the applicable waiting period under
--------
the HSR Act, no Permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by any of the Companies or Sellers in connection with the execution, delivery and performance of the Transaction Documents or the consummation of the transactions contemplated thereby.

        4.14  Financial Statements.  The Sellers have heretofore delivered to
              --------------------
Buyer the Financial Statements. Except as otherwise set forth therein, the Financial Statements are complete, are in accordance with the books and records of each of the Companies, present fairly the Assets, liabilities, financial condition and results of operations and cash flows indicated thereby in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of the Financial Statements as of the dates and for the periods covered thereby.

        4.15 Litigation.  Except as set forth on the Disclosure Schedule, there
             ----------                              -------------------
is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or to each of the Seller's and each of the
                -------
Companies' best knowledge, threatened or anticipated against, relating to or affecting (i) any of the Sellers or the Companies, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or (iii) the transactions contemplated by the Transaction Documents, which have had or could reasonably be expected to have an Adverse Effect. None of the Sellers or the Companies are in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any of the Sellers or the Companies.

        4.16 Labor Matters.  (a) Except as set forth on the Disclosure Schedule:
             -------------                                  -------------------

          (i) none of the Companies is a party to any labor agreement with respect to its employees with any labor organization, group or association;

          (ii) to the best knowledge of the Companies after due inquiry, none of the Companies has experienced any attempt by organized labor or its representatives to make any of the Companies conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of any of the Companies;

          (iii) each of the Companies is in substantial compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours;

          (iv) to the best knowledge of the Companies' after due inquiry, none of the Companies has engaged in any unfair labor practice and there is no unfair labor practice charge or complaint against any of the Companies pending or threatened before the National Labor Relations Board or any other governmental agency arising out of any of the Companies' activities, and none of the Sellers or the Companies has knowledge of any facts or information which would give rise thereto;

          (v) there is no labor strike or labor disturbance pending or, to the best of each of the Sellers' and the Companies' knowledge, threatened against any of the Companies, nor is any grievance currently being asserted; and

         (vi) none of the Companies has experienced a work stoppage or other labor difficulty.

        (b) Since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), Seller has not effectuated (i) a "plant
                       --------
closing" (as defined in the WARN Act) affecting any site of employment of one or more Facilities or operating units within any site of employment or Facility of the Business; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or one or more Facilities or operating units within any site of employment or Facility of the Business. Seller has not been affected by any transaction or engaged in layoffs or employment terminations with respect to the Business sufficient in number to trigger application of any similar state or local law. No employees of the Business have suffered an "employment loss" (as defined in the WARN Act) within six months prior to the date hereof.

        4.17 Liabilities.  None of the Companies has any liabilities or
             -----------
obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and adequately reserved against on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, (iii) Tax liabilities as set forth on the

Disclosure Schedule, (iv) liabilities arising in connection with the Whitmer
-------------------
Vend-O-Mat Laundry Services, Inc. Employee Stock Ownership Plan and set forth on the Disclosure Schedule, and (v) liabilities arising under Contracts, letters of
    -------------------
credit, licenses, Permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule or which are
                                              -------------------
of the type described in Section 4.10 but which, because of the dollar amount or other qualifications, are not required to be listed in the Disclosure Schedule.
                                                           -------------------

        4.18 Compliance with Law.  Except as set forth on the Disclosure
             -------------------                              ----------
Schedule, each of the Companies and the conduct of the Business are in
--------
substantial compliance with all applicable laws, statutes, rules, ordinances and regulations, including Environmental Requirements, whether federal, state or local and each of the Companies has received all approvals of governmental authorities (including certificates of occupancy, Permits and licenses) required in connection with the Business. None of the Companies has received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, rules, regulations, orders, ordinances or other laws, and none of the Companies has reason to anticipate that any presently existing circumstances are likely to result in violations of any such laws, statutes, rules, ordinances and regulations. The items described on the

Disclosure Schedule constitute all of the filings, notices, licenses, consents,
-------------------
authorizations, accreditations, waivers, approvals and the like of, to or with any governmental entity that are required for the consummation of the Sale or any other transaction contemplated by the Transaction Documents.

        4.19 No Brokers.  Neither the Companies, any Seller, nor any
             ----------
Representative of any of the Companies or any Seller has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which could reasonably be expected to result in the obligation of Buyer or any of the Companies to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by the Transaction Documents.

        4.20 No Other Agreements to Sell the Assets or the Companies.  Except as
             -------------------------------------------------------
set forth in the Disclosure Schedule, neither any of the Sellers nor any of the
                 -------------------
Companies have any legal obligation, absolute or contingent, to any other Person to sell the Assets, to sell any shares of Common Stock or to effect any merger, consolidation or other reorganization of any of the Companies or to enter into any agreement with respect thereto.

        4.21 Proprietary Rights.  Each of the Companies has all right, title and
             ------------------
interest in, or a valid and binding license to use, all Proprietary Rights used in the conduct of the Business. None of the Companies is in default of (or with the giving of notice or lapse of time or both, would be in default) or in breach of any license to use such Proprietary Rights, such Proprietary Rights are not being infringed by any third party, and none of the Companies is infringing any Proprietary Right of any third party, except for such defaults and infringements which, individually or in the aggregate, do not have and could not be reasonably be expected to have an Adverse Effect. For purposes of this Agreement,

"Proprietary Rights" means patent and patent rights, trademarks and trademark
-------------------
rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyright and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

        4.22 Employee and Related Agreements; ERISA.
             --------------------------------------

        (a) General Definitions.  For the purposes of Sections 4.22 and 10.2,
            -------------------
the following definitions shall apply:

          (i) "Employee Plan" shall mean each "employee benefit plan", as
               -------------
defined in Section 3(3) of ERISA, that is maintained, administered or contributed to by any of the Companies or any of their Affiliates or to which any of the Companies or any of their Affiliates is or has been obligated to contribute.

          (ii) "ERISA Affiliate" shall mean any other Person which, together
                ---------------
with any of the Companies, would be treated as a single employer under Section 414 of the Code.

          (iii) "Multiemployer Plans" shall mean any Employee Plan that meets
                 -------------------
the definition of a "multiemployer plan" in Section 3(37) of ERISA.

           (iv) "Title IV Plan" shall mean any Employee Plan that is subject
                 -------------
to Title IV of ERISA.

            (v) "PBGC" shall mean the Pension Benefit Guaranty Corporation.
                 ----

           (vi) "Benefit Arrangement" shall mean any compensation arrangements,
                 -------------------
bonus or benefit plans, programs or other arrangements maintained by any of the Companies, including without limitation, all arrangements, policies, plans and programs relating to retirement, disability, insurance, (including any self-insured arrangements), severance pay, supplemental unemployment benefits, vacation, leave of absence, equity participation, stock purchase, stock option, stock appreciation right or any other incentive arrangements.

        (b) Disclosure.  The Disclosure Schedule sets forth all Employee Plans
            ----------       -------------------
and identifies each Employee Plan which is (i) a Multiemployer Plan, (ii) a Title IV Plan, (iii) maintained in connection with any trust described in
Section 501(c)(9) of the Code or (iv) another type of Employee Plan.

        (c) Delivery of Documents and Information.  Seller has heretofore
            -------------------------------------
delivered to Buyer correct and complete copies of the following items:

          (i) the plan document for each Employee Plan covering employees of any of the Companies and related trust agreement (and all amendments thereto), all written interpretations and communications with respect to each such Employee Plan, and if applicable, written descriptions of any oral communications or oral representations concerning such Employee Plan;

          (ii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with each Employee Plan covering employees of any of the Companies;

          (iii) the last actuarial valuation report prepared in connection with any Title IV Plan covering employees of any of the Companies;

          (iv) the most recent determination letter from the Internal Revenue Service relating to each Employee Plan covering employees of any of the Companies which is intended to be qualified under Section 401(a) of the Code.

        (d) Except as specifically set forth in the Disclosure Schedule, with
                                                    -------------------
respect to each Employee Plan:

          (i) no "prohibited transaction", as defined in Section 406 of ERISA or
                  ----------------------
Section 4975 of the Code, has occurred, including, but not limited to, any loan to an employee stock ownership plan which does not or at any time has not complied with Section 408(b)(3) of ERISA or Section 4975(d)(3) of the Code, and no tax or penalty has been imposed or can reasonably be expected to be imposed under Section 502(i) of ERISA or Sections 4975(a) or (b) of the Code.

          (ii) no "accumulated funding deficiency," as defined in Section 412 of
                   ------------------------------
the Code, has been incurred with respect to any Employee Plan which is subject to Section 412 of the Code, whether or not waived.

          (iii) no "reportable event", within the meaning of Section 4043 of
                    ----------------
ERISA, for which notice has not been waived under applicable regulations, has occurred or is continuing.

           (iv) no event described in Sections 4062 or 4063 of ERISA has occurred.

           (v) no condition exists or has existed which could constitute grounds for termination by the PBGC of any Employee Plan which is a Title IV Plan and no filing has been made by any of the Companies or any of their ERISA Affiliates with the PBGC to terminate any such Employee Plan.

          (vi) each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service stating that such Employee Plan is a qualified plan and that each trust created under any such Employee Plan is exempt from taxation under Section 501(a) of the Code. Further, each such Plan and related trust has been operated in accordance with all applicable laws as of the effective date thereof, notwithstanding the actual terms of the Employee Plan documents.

          (vii) each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all laws, including but not limited to ERISA and the Code, that are applicable to such plans. Except as set forth on the Disclosure Schedule, Sellers have
                                           -------------------
timely made all payments and contributions due from them through the Closing Date with respect to each Employee Plan and no contributions are owed by the Sellers with respect to any Employee Plan for the plan year ending December 31, 1996.

          (viii) no tax or penalty under any provision of the Code or ERISA has been imposed or can reasonably be expected to be imposed as a result of actions or inactions which occurred prior to the Closing Date.

          (ix) no post-retirement medical or life insurance benefit obligations exist with respect to employees or former employees of any of the Companies.

           (x) there has not been a failure to timely pay any premium required to be paid to the PBGC on account of any Title IV Plan.

          (xi) none of the Companies has ever contributed nor been obligated to contribute to any Multiemployer Plan.

         (xii) there are no pending actions, claims or lawsuits which either have been asserted or instituted or can reasonably be expected to be asserted or instituted against any of the Employee Plans, the assets of any of the trusts under such Employee Plans, the plan sponsor, the plan administrator, trustee or any other fiduciary of such Employee Plans with respect to any aspect of such Employee Plans (except for routine benefit claims or routine expenses).

         (xiii) there are no pending or ongoing audits, or inquiries or investigations by any governmental agency.

          (xiv) all returns, reports and notices for any Employee Plan which are required under the Code, ERISA or any other applicable law and the regulations thereunder have been timely provided to governmental agencies, employees, participants or beneficiaries.

          (xv) none of the Companies or any of their ERISA Affiliates is required to provide security to any Employee Plan under Section 401(a)(29) of the Code.

        (e) Except as set forth in the Disclosure Schedule with respect to each
                                       -------------------
Employee Plan:

          (i) none of the Companies or any of their ERISA Affiliates has engaged in, or is a successor or parent corporation to any Person that has engaged in, a transaction described in Section 4069 of ERISA.

          (ii) none of the Companies or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA (including, but not limited to liability arising in connection with any termination of any Employee Plan covered or previously covered by Title IV of ERISA).

          (iii) none of the Companies or any of their ERISA Affiliates has incurred or reasonably expects to incur any complete or partial withdrawal liability with respect to any Multiemployer Plan and no condition exists with respect to any Multiemployer Plan which presents a risk of complete or partial withdrawal liability under Title IV of ERISA.

          (iv) none of the Companies or any of their ERISA Affiliates has incurred any unsatisfied contribution obligations under Section 412 of the Code nor has liability for unpaid contributions with respect to any Employee Plan.

          (v) none of the Companies has failed to comply with any of the health care continuation coverage requirements or related notice requirements under
Section 601, et. seq. of ERISA and Section 4980B of the Code.

        (f) There is no contract, Employee Plan or Benefit Arrangement covering any current or former employee of any of the Companies that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

        (g) Except as specifically set forth in the Disclosure Schedule, no
                                                    -------------------
payment, award, bonus, severance payment or other amount under any contract, Employee Plan or Benefit Arrangement will be triggered as a result of the events contemplated by the Transaction Documents.

        (h) No Employee Plan or Benefit Arrangement has any restrictions against termination or modification, either by its terms or due to any written or oral communications by any Representative of any of the Companies.

        (i) NCLH's, NCLI's and NLEC's Balance Sheet properly and adequately reflects any and all liabilities and obligations of NCLH, NCLI and NLEC relating to any period ending on or prior to the Closing Date in respect of the employees of NCLH, NCLI and NLEC for (a) unpaid compensation, salaries, wages, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation, vacation or other paid leave), (b) unpaid contribution, costs and expenses to or in respect of any Employee Plan, and (c) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the Closing Date.

        (j) For all plan years, the National Coin Laundry Inc. Profit Sharing and Pension Plan (the "NCLI Plan") has complied in operation with (i) the actual deferral percentage requirements under Code Section 401(k), (ii) the actual contribution percentage requirements under Code Section 401(m), (iii) the limitations on elective deferrals under Code Section 401(a)(30) and (iv) the limitations on contributions under Code Section 415.

        4.23 Transactions with Certain Persons.  Except as set forth on the
             ---------------------------------
Disclosure Schedule, neither any Representative of Sellers or any of the
-------------------
Companies nor any member of any such Person's immediate family is presently a party to any transaction with any of the Companies, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, (iii) otherwise requiring payments to (other than for services as officers, directors or employees of any of the Companies), or (iv) providing any advances or loans to, in each case, any Person in which any such Person has any interest (beneficial or otherwise) or Investment as a shareholder, officer, director, trustee or partner.

        4.24 Tax Matters.  Except as set forth in the attached Disclosure
             -----------                                        ----------
Schedule:
--------

        (a) each of the Companies has timely filed all Tax Returns which are required to be filed and each such Tax Return is correct and complete in all respects, each of the Companies has paid all Taxes due and owing by it (whether or not shown on any Tax Return) and has withheld and paid over, on a timely basis, all Taxes which it is obligated to withhold from amounts paid or owing to any employee, independent contractor, shareholder, creditor or other third party;

        (b) there are no Encumbrances of any kind on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax;

        (c) no Tax audits are pending or being conducted, or to the best knowledge of each of the Sellers and the Companies, threatened, with respect to any of the Companies;

        (d) no information related to Tax matters has been requested by any Taxing authority, and none of the Companies has received notice indicating an intent to open an audit or other review from any Taxing authority and neither the Sellers, the Companies nor any Representative thereof (including any Representative responsible for Tax matters) expects or has reason to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

        (e) none of the Sellers or the Companies has knowledge of any asserted claim (whether in writing or otherwise) by any Taxing authority concerning any of the Companies' respective liabilities for Taxes;

        (f) no claim has ever been made by any jurisdiction in which any of the Companies does not file Tax Returns to the effect that such Company is or may be subject to any Tax imposed by that jurisdiction, and none of the Companies has received any nexus questionnaire from any jurisdiction in which it does not file Tax Returns;

        (g) none of the Companies has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency;

        (h) none of the Companies is a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
Section 280G of the Code and none of the Companies has filed a consent pursuant to Section 341(f) of the Code;

        (i) each of the Companies has delivered to Buyer correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by each of the Companies since 1991;

        (j) none of the Companies is a party to or bound by (nor will any Company become a party to or become bound by) any Tax indemnity, sharing or allocation agreement, or has any liability for the Taxes of any Person (other than any of the Companies) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

        (k) the unpaid Taxes of the Companies (i) do not exceed the reserve for Tax liabilities set forth on the Balance Sheet (other than in any notes thereto), and (ii) do not exceed such reserve adjusted to take account of the passage of time and the occurrence of transactions and events through the Closing Date in accordance with each of the Companies' respective past custom and practice in computing its Taxes and filing Tax Returns;

        (l) each of the Companies' respective tax basis in its Assets at Closing and each Subsidiary's tax basis at Closing is as set forth on the Disclosure
                                                                  ----------
Schedule;
--------

        (m) none of the Companies has ever been a member of an affiliated group of corporations which has filed a consolidated federal income Tax Return under Code Sections 1501 and 1502 and Treasury Regulation Section 1.1502;

        (n) all elections with respect to Taxes affecting each Company as of the date hereof are set forth on the Disclosure Schedule;
                                 -------------------

        (o) none of the Assets of any of the Companies is "tax exempt use property" within the meaning of Section 168(h) of the Code;

        (p) no Company has agreed to, or is required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise except as set forth on the Disclosure Schedule;
                                     -------------------

        (q) none of the Sellers is a person other than a United States Person within the meaning of the Code and the transaction contemplated herein is not subject to the withholding provisions of Section 3406 of Subchapter A of Chapter 3 of the Code;

        (r) each Company has disclosed within the meaning of Section 6662(d)(2)(B)(ii) of the Code on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state, local or foreign Tax law);

        (s) none of the Assets of any Company is property that such Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

        (t) none of the Assets of any Company directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code;

        (u) no Company has made a deemed dividend election under Treasury Regulation Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code;

        (v) no Company has participated in an international boycott within the meaning of Section 999 of the Code;

        (w) no Company has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

        (x) no Company has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country; and

        (y) the Disclosure Schedule sets forth the following information with
                -------------------
respect to each of the Companies (or, in the case of clause (B) below, with respect to NCLI) as of the most recent practicable date: (A) the basis of each of the Companies in its assets; (B) the basis of NCLH in NCLI's stock (or the amount of any excess loss account (as defined in Treasury Regulation Section 1.1502-19); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each of the Companies; and (D) the amount of any deferred gain or loss allocable to each of the Companies arising out of any deferred intercompany transaction (as defined in Treasury Regulation Section 1.1502-13).

        4.25 Severance Arrangements.  Except as set forth on the Disclosure
             ----------------------                              ----------
Schedule, none of the Companies or Sellers has entered into any severance or
--------
similar arrangement in respect of any present or former Representatives that could reasonably be expected to result in any obligation (absolute or contingent) of Buyer or any of the Companies to make any payment to any present or former Representatives following termination of employment.

        4.26 Insurance.  The Disclosure Schedule contains a complete and
             ---------       -------------------
accurate list of all policies or binders of fire, casualty, liability, title, worker's compensation, dram shop, liquor liability, earthquake, and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Companies on their Business, Facilities, property, Assets or Personnel. All of such policies are sufficient for compliance with all requirements of law and of all Contracts to which any of the Companies is a party. None of the Companies is in default under any of such policies or binders, and none of the Companies has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion nor have any facts or events occurred which necessitate the giving of notice or filing of a claim with respect to any such policy. There are no outstanding material unpaid claims under any such policies or binders. Such policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by each of the Companies through the Closing Date.

        4.27 Accounts Receivable.  The accounts receivable reflected in the
             -------------------
Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for services performed or other charges arising on or before the date hereof, and all the services performed which gave rise to said accounts were performed in accordance with the applicable Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business, consistent with past practices, without cost to the Companies in collection efforts therefor except, in the case of accounts receivable shown on the Balance Sheet, to the extent of the appropriate reserves set forth on the Balance Sheet.

        4.28 Inventories.  The values at which inventories are shown on the
             -----------
Balance Sheet have been determined in accordance with the normal valuation policy of each of the Companies, consistently applied and in accordance with generally accepted accounting principles. The inventories (and items of inventory acquired or remanufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, and the present quantities of all inventories are reasonable in the present circumstances of the Business.

        4.29 Payments.  None of the Companies or the Sellers has, directly or
             --------
indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, Representative, landlord, owner or manager of any Facilities, government official or other Person, in the United States or any other country, which any Seller or any of the Companies knows, should know or have reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction, and each of the

Companies has at all times done business in an open and ethical manner.

        4.30 Customers and Suppliers.  The Disclosure Schedule contains a
             -----------------------       -------------------
complete and accurate list of (i) the fifteen (15) largest customers of each of the Companies in terms of collected coin revenues during each of the Companies' last fiscal year, showing the approximate total coin revenues from each such customer during such fiscal year; (ii) the five (5) largest suppliers of each of the Companies in terms of Machine purchases during the Company's last fiscal year, showing the approximate total purchases by the Companies from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no adverse change in the business relationship of any of the Companies with any customer or supplier.

        4.31 Compliance With Legislation Regulating Environmental Quality.
             ------------------------------------------------------------

        (a) None of the following exists at, on, under or around any of the
Facilities:

             (i) toxic wastes or other toxic or hazardous substances or materials;

             (ii) asbestos-containing materials in any form or condition;

             (iii) materials or equipment containing polychlorinated biphenyls;
or

             (iv) wetlands.

        (b) The Facilities have been maintained in compliance with all federal, state, local and foreign environmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and local envi ronmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and regulations, including those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and also including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42
                    -- ---
U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349,
                    -- ---
42 U.S.C. Section 201, 300f), Toxic Substances

Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section
                                    -- ---
7401 et seq.), Comprehensive Environmental Response, Compensation and Liability
     -- ---
Act (42 U.S.C. Section 9601 et seq.) (collectively, "Environmental
                            -- ---                   -------------
Requirements").
------------

        (c) The Companies and Sellers have not received any written notice, report or other information regarding any liabilities or potential liabilities they may have (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any Environmental Requirements.

        (d) The Companies have obtained and complied with, and is in compliance with, all Permits, licenses and other authorizations that may be required pursuant to any Environmental Requirements for the occupation of the Facilities or the operation of the Business.

        (e) No facts, events or conditions relating to the past or present Facilities or operations of the Business will prevent, hinder or limit continued compliance with Environmental Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to the Environmental Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Requirements, including relating to on-site or off-site releases or threatened releases of hazardous or otherwise regulated materials, substances or wastes, personal injury, property damage or natural resources damage.

        (f) Neither this Agreement nor the transactions contemplated by the Transaction Documents impose any obligations for off-site investigation or cleanup, or notification to or consent of any governmental entity or third party pursuant to any Environmental Requirements.

        (g) The Companies and Sellers have not expressly or by operation of law assumed or undertaken any liability or corrective or remedial obligations of any other Person relating to Environmental Requirements.

        (h) No lien, whether recorded or unrecorded, in favor of any governmental entity relating to any liability of the Business or any other Person arising under the Environmental Requirements, has attached to any property owned, leased or operated by the Companies.

        4.32 Misstatements or Omissions.  No representations or warranties by
             --------------------------
any of Sellers or any of the Companies in the Transaction Documents, or in connection with the transactions contemplated thereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any fact necessary to make the statements or facts contained therein not materially misleading. Sellers and each of the Companies have disclosed herein all material events, conditions and facts affecting the Business, the Sale, the Common Stock, Assets, Facilities, liabilities, working capital, earnings, technology, operating results, prospects and condition (financial or otherwise) or employee, customer or supplier relations of any of the Companies, or the ability of any of the Companies or any Seller to perform its respective obligations under the Transaction Documents or the ability of any of the Companies to conduct the Business as presently conducted or as proposed to be conducted.

        4.33 Key Personnel.  The Disclosure Schedule sets forth the number and
             -------------       -------------------
job category of all current employees of each of the Companies with an annual base salary for fiscal year ending 1996 of more than $25,000, including with respect to such employees, their names, dates of employment, current compensation (including sales commissions) and date and amount of last increase in compensation.

        4.34 Solvency.  Each of the Companies (a) owns and will own the Assets,
             --------
the fair saleable value of which, on a going concern basis, are (i) greater than the total amount of liabilities (including contingent liabilities) of such Company, and (ii) greater than the amount that will be required to pay the probable liabilities of such Company's then existing debts as they become due;
(b) has capital that is not unreasonably small in relation to the Business (to the extent such Business is that of such Company) as presently conducted; and
(c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

        Buyer hereby represents and warrants to Sellers as follows:

        5.1  Organization; Good Standing; Authorization.  Buyer is duly
             ------------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into the applicable Transaction Documents and to perform its obligations thereunder. The applicable Transaction Documents have been duly executed and delivered by Buyer and are valid and binding obligations of Buyer enforceable against it in accordance with their terms.

        5.2  Consents and Approvals.  Other than the expiration of any
             ----------------------
applicable waiting period under the HSR

Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

        5.3  No Brokers.  Neither Buyer nor any Representative of Buyer has
             ----------
entered into or will enter into any agreement, arrangement or understanding with any Person which could reasonably be expected to result in the obligation of Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        5.4  No Conflict or Violation.  Neither the execution and delivery of
             ------------------------
the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) a breach or violation of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, license, franchise, Permit, authorization or concession to which Buyer is a party, which breach, violation or default could reasonably be expected to result in a material adverse effect on the Sale, or
(c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation could reasonably be expected to result in a material adverse effect on the Sale.

                                   ARTICLE 6

                       CONDITIONS TO SELLERS' OBLIGATIONS
                       ----------------------------------

        The obligations of Sellers to transfer the Common Stock to Buyer on the Closing Date are subject, in the sole and absolute discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

        6.1  Representations, Warranties and Covenants.  All representations and
             -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed and complied with, in all material respects, all agreements and covenants required hereby to be performed or complied with by it prior to or at the Closing Date. There shall be delivered to Sellers a certificate (signed by the President, Chief Financial Officer or a Vice President of Buyer), to the foregoing effect.

        6.2  Consents.  All Permits, consents, approvals and waivers from
             --------
governmental authorities and other parties necessary to permit Sellers to transfer the Common Stock to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not result in a material adverse effect on Sellers.

        6.3  No Governmental Proceeding or Litigation.  No suit, action,
             ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Transaction Documents and which could reasonably be expected to damage Sellers in any material respect if the transactions contemplated thereunder are consummated.

        6.4  Employment Agreements.  Each of Kimberly A. Close and Stephen P.
             ---------------------
Close and Buyer shall have entered into employment agreements substantially in the forms attached as Exhibit E hereto.
                      ---------

        6.5  Certificates.  Buyer will furnish Seller with (a) such certificates
             ------------
of its officers and others to evidence compliance with the conditions set forth in this Article 6 as may be reasonably requested by Seller and (b) a certificate of good standing of Buyer from the Secretary of State of the State of Delaware.

        6.6  Corporate Documents.  Sellers shall have received from Buyer
             -------------------
resolutions adopted by the board of directors of Buyer approving the Transaction Documents and the transactions contemplated thereby, certified by Buyer's corporate secretary.

        6.7  HSR Act.  The applicable waiting period, if any, including any
             -------
extension thereof, under the HSR Act shall have expired.

        6.8  Asset Purchase Agreement.  Buyer shall have entered into the Asset
             ------------------------
Purchase Agreement.

                                   ARTICLE 7

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

        The obligations of Buyer to purchase the Common Stock as provided hereby are subject, in the sole and absolute discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

        7.1  Representations, Warranties and Covenants.  All representations and
             -----------------------------------------
warranties of Sellers and the Companies contained in this Agreement shall be true and correct, in all material respects, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Sellers and the Companies shall have performed and complied with, in all material respects, all agreements and covenants required hereby to be performed or complied with by them prior to or at the Closing Date. There shall be delivered to Buyer a certificate (signed by each Seller and the President or a Vice President of each of the Companies), to the foregoing effect.

        7.2  Consents.  All Permits, consents, approvals and waivers, including
             --------
HSR approval, if applicable, from governmental authorities and other parties necessary to permit Sellers to transfer the Common Stock to Buyer as contemplated hereby shall have been obtained.

        7.3  No Governmental Proceeding or Litigation.  No suit, action,
             ----------------------------------------
investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby, and which could reasonably be expected to have an Adverse Effect.

        7.4  Compliance with Legal Requirements.  The consummation of the
             ----------------------------------
transactions contemplated by the Transaction Documents will not be prohibited by any Legal Requirement or subject the Buyer, the Sale, the Business, the Common Stock or the Assets to any penalty, liability or other onerous condition arising out of any such Legal Requirement.

        7.5  Opinion of Counsel.  Sellers shall have delivered to Buyer an
             ------------------
opinion of counsel for Sellers and the Companies, substantially in the form set forth on Exhibit F attached hereto, acceptable to Buyer and its counsel, dated
         ---------
the Closing Date.

        7.6  Certificates.  Sellers and each of the Companies shall furnish
             ------------
Buyer with such certificates of Sellers and the respective officers of the Companies and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by Buyer, including without limitation:

        (a) a certificate of each of the Closes (without qualification as to knowledge), and an officer's certificate of each of National Coin Laundry Holding, Inc., National Coin Laundry, Inc. and National Laundry Equipment Company, dated as of the Closing Date, each certifying that the conditions specified in Sections 7.1, 7.2, 7.3 and 7.4 have been fully satisfied;

        (b) certificates as to good standing (or other certificates relating to the right to do business) of NCLH,

NCLI and NLEC from the Secretary of State of the States of Ohio, Indiana, Kentucky, Michigan, West Virginia, Pennsylvania, Georgia, Tennessee, Illinois and Florida and any other state or jurisdiction where NCLI or NLEC is required to be qualified to do business; and

        (c) certificate of incorporation (certified by the Secretary of State of the State of Ohio) and by-laws of NCLH, NCLI and NLEC, certified to be true and complete copies hereof by the Secretary of NCLH, NCLI and NLEC.

        7.7  Material Changes.  Since the Balance Sheet Date, there shall not
             ----------------
have been any change or any development or discovery of any material contingent or other liability not in the Disclosure Schedule, which might result in an
                              -------------------
Adverse Effect.

        7.8  Corporate Documents.  Buyer shall have received from each of the
             -------------------
Companies resolutions adopted by the respective boards of directors of the Companies approving the Transaction Documents and the transactions contemplated thereby as well as the assumption of the sponsorship of the NCLI Plan by Whitmer Vend-O-Mat Laundry Services, Inc., certified by the corporate secretary of each of the Companies. Buyer shall have also received the corporate minute books, Certificates of Incorporation, bylaws and stock transfer books of each of the Companies.

        7.9  HSR Act.  The applicable waiting period, if any, including any
             -------
extension thereof, under the HSR Act shall have expired.

        7.10  Disclosure Schedule.  Each of the Companies and Sellers shall
              -------------------
deliver to Buyer on or prior to the Closing Date a Disclosure Schedule (the

"Closing Disclosure Schedule") revised to reflect any changes in the information
----------------------------
on the Disclosure Schedule from the date hereof up to and including the Closing Date, which Closing Disclosure Schedule shall be made a part of this Agreement
            ---------------------------
and incorporated in its entirety herein by reference.

        7.11  Asset & Liability Statements.  Sellers shall deliver to Buyer, as
              ----------------------------
soon as practicable, copies of the NLEC Closing Date Asset & Liability Statement and the NCL Closing Date Asset & Liability Statement. The NLEC Closing Date Asset & Liability Statement shall be reviewed by NLEC's accounting firm. The NCL Closing Date Asset & Liability Statement need not be audited, but shall be in accordance with generally accepted accounting principles, consistently applied, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which changes would if properly presented, alone or in the aggregate, reflect matters which have had or could be expected to have an Adverse Effect.

        7.12  Employment Agreements.  Each of Kimberly A. Close and Stephen P.
              ---------------------
Close and Buyer shall have entered into employment agreements substantially in the forms attached as Exhibit E hereto.
                      ---------

        7.13  Due Diligence.  Buyer shall have obtained from Sellers, each of
              -------------
the Companies and their respective Representatives, copies of any and all corporate documents, standard forms of all Location Contracts, securities agreements, purchase contracts, commercial loan agreements, litigation documents, audit reports, studies, financial statements, governmental reports, insurance policies, employment records, employee benefit plans, permits, licenses, applications for Permits or licenses and all other information or documents requested by Buyer and Buyer shall, upon the review thereof, deem that such items and information fully meet Buyer's satisfaction.

        7.14  Escrow Agreement.  Sellers shall have entered into the Escrow
              ----------------
Agreement, dated the date hereof (the "Escrow Agreement"), among Buyer, Seller,
                                       ----------------
National Coin Laundry Holding, Inc., National Coin Laundry, Inc., National Laundry Equipment Company, Kimberly A. Close, Stephen P. Close, Ruth D. Close, Kimberly A. Close, Ruth D. Close and Stephen P. Close as Trustees of the Alvin
D. Close Trust and Key Trust Company, N.A., substantially in the form of Exhibit
                                                                         -------
D attached hereto.
-

        7.15  Asset Purchase Agreement.  Sellers shall have entered into the
              ------------------------
Asset Purchase Agreement.

        7.16  Motor Vehicles.  Sellers shall have assigned to the Closes, as
              --------------
applicable, those motor vehicles used by them personally and not in connection with the Business as listed on the Disclosure Schedule.

        7.17  Resignations of Officers and Directors.  The officer and directors
              --------------------------------------
of NCLH, NCLI and NLEC shall have resigned and Sellers shall have provided to Buyers proof of such resignations, in form and substance reasonably acceptable to Buyer.

                                   ARTICLE 8

                       ACTIONS BY SELLERS, THE COMPANIES
                          AND BUYER AFTER THE CLOSING
                          ---------------------------

       8.1   Books and Records.  Sellers and Buyer agree that, so long as any
             -----------------
books, records and files relating to the Business, properties, Assets or operations of any of the

Companies, to the extent that they pertain to the Business prior to the Closing Date, remain in existence and available, Buyer shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

       8.2   Further Assurances.  On and after the Closing Date, Sellers, the
             ------------------
Companies and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which, in the sole discretion of Buyer, may be necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Business.

        8.3  Cooperation on Litigation.  Sellers agree to furnish or cause to be
             -------------------------
furnished promptly to Buyer, upon request, such information (including access to books and records) and assistance as is necessary, in the sole discretion of Buyer, for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against the Buyer or the Companies.

        8.4  Cooperation on Tax Matters.  Sellers agree to furnish or cause to
             --------------------------
be promptly furnished, upon request, such information (including access to books and records) and assistance relating to the Companies or the Business as is necessary, in the sole discretion of Buyer, for preparation of and for the filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Sellers agree to make all tax filings for fiscal year 1996 prior to September 15, 1997. Sellers also agree to provide to Buyer for Buyer's review and approval all copies of Tax Returns to be filed by Sellers on behalf of the Companies prior to filing such Tax Returns.

       8.5   Payment of Taxes.  Sellers shall, jointly and severally, pay and be
             ----------------
responsible for all Taxes imposed on Sellers or any of the Companies regardless of when imposed for any period prior to and including the Closing Date, including, without limitation, any Tax Liabilities, any Taxes arising from the Sale and any Transfer Taxes. Any Taxes of any of the Companies in respect of the period commencing after the Closing Date shall not be a liability of the Sellers.

                                   ARTICLE 9

                                INDEMNIFICATION
                                ---------------

       9.1   Survival of Representations.  All statements contained in the
             ---------------------------
Disclosure Schedule or in any certificate or
-------------------
instrument of conveyance delivered by or on behalf of the Parties pursuant to the Transaction Documents or in connection with the transactions contemplated thereby shall be deemed to be representations and warranties by the Parties hereunder. The representations and warranties contained in this Agreement or any instruments delivered pursuant to this Agreement shall survive the Closing, without regard to any investigation made by any of the parties hereto, until (i) the expiration of the applicable statute of limitations with respect to the representations and warranties set forth in Sections 4.22, 4.24 and 4.31, and any ERISA Liabilities or Tax Liabilities, taking into account any extensions or waivers thereof, (ii) the first anniversary of the Closing Date, with respect to representations and warranties set forth in Sections 4.1, 4.2, 4.5, 4.7, 4.9, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.25, 4.26, 4.27, 4.28,
4.30, 4.33, 5.1, 5.2, 5.3 and 5.4, and (iii) the third anniversary of the Closing Date, with respect to representations and warranties set forth in Sections 4.8, 4.10, 4.11, 4.15, 4.23, 4.29, 4.32 and 4.34. The remaining representations and warranties set forth in Sections 4.3, 4.4 and 4.6 shall survive the Closing, without regard to any investigation made by any of the parties hereto. Neither a Party's participation in the consummation of any transaction pursuant to any Transaction Document nor any waiver of any condition to such participation (including any condition that a representation or warranty of any other Party be true and correct) will constitute a waiver by such participating Party of the representations and warranties of any other Party or otherwise affect the survival of any such representation or warranty. All covenants and agreements of the Parties, including, without limitation, the obligations of the Parties set forth in Articles 8, 9, 10, 11 and 12 shall survive the Closing.

       9.2   Indemnification.
             ---------------

        (a) In addition to any other right or remedy available to Buyer at law or in equity, Sellers shall, jointly and severally, indemnify Buyer and the Companies and their respective affiliates, stockholders, officers, directors, partners, employees, agents, Representatives and permitted successors and assigns (collectively, the "Buyer's Indemnitees") against, and hold each Buyer
                            -------------------
Indemnitee harmless from, any damage, Tax, costs, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees and disbursements and settlement costs and expenses (collectively, "Damages"),
                                                                    -------
arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Sellers or the Companies with respect to the representations and warranties made by Sellers or the Companies, including (i) any Damages arising out of transactions entered into or events occurring prior to the Closing; (ii) any Damages arising as a result of any past or present violation of the Non-Competition Agreement dated March 31, 1988 (the "Non-
                                                                      ---
Competition Agreement") between NCLI and Macke Laundry Service Limited
---------------------
Partnership; and (iii) any Damages arising as a result of any audit of any of the Companies' Tax Returns conducted by the Internal Revenue Service or any other taxing authority or Sellers' failure to comply with Section 8.5. Notwithstanding the foregoing, in all cases except for Damages arising from or in connection with (x) ERISA Liabilities (as hereinafter defined), (y) Tax Liabilities (as hereinafter defined), and (z) any violation of the Non-Competition Agreement, Seller will not be required to indemnify Buyer's Indemnitees in respect of any Damages except to the extent that the aggregate amount of all Damages exceeds $75,000.

        (b) Notwithstanding anything contrary in this Agreement and in addition to any other right or remedy available to Buyer at law or in equity, Sellers shall, jointly and severally, indemnify Buyer's Indemnitees against, and hold each Buyer Indemnitee harmless from any Damages arising out of, resulting from or relating to any Employee Plan, Multiemployer Plan, Title IV Plan, Benefit Arrangement, or any transaction relating thereto, or any other benefit arrangement maintained at any time by (or to which contributions have been made
by) the Sellers or the Companies or any entity that is (or at any time has been) an Affiliate (collectively, the "ERISA Liabilities").
                                 -----------------

        (c) Notwithstanding anything contrary in this Agreement and in addition to any other right or remedy available to Buyer at law or in equity, Sellers shall, jointly and severally, indemnify Buyer's Indemnitees against, and hold each Buyer Indemnitee harmless from any Damages arising out of, resulting from or relating to any Tax liabilities of the Companies arising out of or relating to any period on or prior to the Closing Date, including, but not limited to, any Tax liabilities arising from the sale of capital stock of SPC Management, Inc. to Stephen P. Close (collectively, the "Tax Liabilities").
                                             ---------------

        (d) In addition to any other right or remedy available to Sellers at law or in equity, Buyer shall indemnify and hold Sellers and its affiliates, stockholders, officers, directors, partner, employees, agents, Representatives and permitted successors and assigns (collectively, the "Sellers' Indemnitees")
                                                         --------------------
against, and hold each Sellers' Indemnitee harmless from any Damages arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Buyer with respect to the representations and warranties made by Buyer.

        The term "Damages" as used in this Section 9.2 is not limited to matters
                  -------
asserted by third parties against Sellers, any of the Companies or Buyer, but includes Damages incurred or sustained by Sellers, any of the Companies or Buyer in the absence of third party claims.

        (e) Upon the occurrence of any event that triggers indemnification obligations under Sections 9.2(a), (b), or (c) hereof, the Parties agree that any Damages incurred relating thereto shall be paid from the Escrowed Funds according to the terms and conditions of the Escrow Agreement. In the event there are no longer any Escrowed Funds or the Escrow Agreement has been terminated, Sections 9.3 and 9.4 shall apply to the payment of any indemnification obligations under Sections 9.2(a), (b) and (c).

       9.3   Indemnification Procedures.  Subject to Section 9.2(e), upon any
             --------------------------
Party (the "Indemnified Party") becoming aware of a fact, condition or event
            -----------------
which constitutes a misrepresentation or breach of any of the representations or warranties of the other Party or the incurrence of any ERISA Liabilities or Tax Liabilities, if a claim for Damages in respect thereof is to be made against the other Party (the "Indemnifying Party") under this Article 9, the Indemnified
                  ------------------
Party will with reasonable promptness notify the Indemnifying Party in writing of such fact, condition or event. If such fact, condition or event is the assertion of a claim by a third party, the Indemnifying Party will be entitled to participate in or take charge of the defense against such claim, provided that the Indemnifying Party and its counsel shall:

             (i) proceed with diligence and in good faith with respect thereto,

            (ii) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party), for all Damages relating to such proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such proceeding or the facts giving rise to such claim for indemnification, and

           (iii) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

        9.4  Control of Defense:  Exceptions, etc.  Subject to Section 9.2(e),
             -------------------------------------
notwithstanding the provisions of Section

9.3: (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and
         --------
expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

             (w) the Indemnified Party reasonably believes that an adverse determination of such proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects,

             (x) the Indemnified Party reasonably believes upon advice of legal counsel that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such proceeding, or

             (y) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

             (z) the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold or delay) prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding.

       9.5   No Right of Contribution.  After the Closing, the Companies shall
             ------------------------
have no liability to indemnify either Buyer or Sellers on account of a misrepresentation or the breach of any warranty or the nonfulfillment of any covenant or agreement of Sellers or any of the Companies; and Sellers shall have no right of contribution against any of the Companies. In addition to any other remedy which may be available at law or in equity, Buyer or any of the Companies shall be entitled to specific performance and injunctive relief, without posting bond or other security.

        9.6  Characterization; Taxes.  The Parties intend that any amount paid
             -----------------------
pursuant to the provisions of this Article 9 be treated as an adjustment of the Purchase Price prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding. If, notwithstanding such intention, any Tax is imposed on any Indemnified Party with respect to any payment pursuant to this Article 9 (including this Section 9.6), then the

Indemnifying Party will reimburse the Indemnified Party for the amount of such Tax (and any Tax in respect of any payment pursuant to this Section 9.6).

        9.7  Escrow.  Sellers hereby acknowledge and agree that, on the Closing
             ------
Date, funds have been placed in escrow in an amount not less than One Million One Hundred Thousand Dollars ($1,100,000) (the "Escrowed Funds") for a period of
                                                --------------
three years from the Closing Date pursuant to the terms and conditions of the Escrow Agreement; provided that, in accordance with the terms and conditions of the Escrow Agreement, an amount equal to (A) the balance of the Escrowed Funds minus (B) $550,000 may be paid to Sellers on or within 5 days after the first
-----
anniversary of the Closing Date, leaving a balance of $550,000 in the Escrowed Funds. Sellers hereby acknowledge and agree that Sellers are a party to such Escrow Agreement and that such Escrowed Funds have been established in respect of a portion of the indemnification obligations of Sellers set forth in Section
9.2 of this Agreement and the indemnification obligations set forth in Article 11 of the Asset Purchase Agreement. The Escrowed Funds are to be disbursed pursuant to and in accordance with the provisions of the Escrow Agreement. Except as expressly provided in the Escrow Agreement, the rights and obligations of Seller and Buyer under the Escrow Agreement shall in no way affect their respective rights and obligations under this Agreement, including, without limitation, their respective rights and obligations under Article 9 hereof.

                                   ARTICLE 10

                                SECURITIES LAWS
                                ---------------

        10.1 Acquisition for Investment.  Buyer hereby acknowledges that the
             --------------------------
Common Stock to be purchased pursuant to the terms of this Agreement shall be acquired in good faith for investment for its own account and not with a view to a distribution or resale of any of such Common Stock in violation of applicable securities laws.

        10.2 Legend.  Each certificate representing Common Stock sold pursuant
             ------
to the provisions hereof, if deemed advisable by Buyer, shall bear the following legend:

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE
                                            ---
   SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE ACT OR IN THE ABSENCE OF AN AVAILABLE EXEMPTION UNDER THE ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

                                  ARTICLE 11

                     ACTIONS BY SELLERS, THE COMPANIES AND
                     -------------------------------------
                           BUYER PRIOR TO THE CLOSING
                           --------------------------

        Sellers, the Companies and Buyer, unless otherwise stated, covenant as follows for the period from the date hereof through the Closing Date:

        11.1 Maintenance of Business.  Since the Balance Sheet Date, the
             -----------------------
Companies have conducted the Business only in the ordinary course and consistent with past practices. The Companies shall diligently carry on the Business in the ordinary course consistent with past practices and shall use its best efforts to preserve the goodwill of its employees, suppliers, customers and others having significant business dealings with it. The Companies shall make all normal and customary repairs, replacements and improvements to its Machines and Facilities in the ordinary course of business, consistent with past practices.

        11.2 Obstruction of Purpose.  The Companies shall not take any action
             ----------------------
which would cause or tend to cause the conditions of the obligations of the Parties to effect the transactions contemplated hereby not to be fulfilled; including, without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or event which would cause the representations and warranties made by each of the Companies herein not to be true, correct and accurate as of the Closing Date.

        11.3 Certain Prohibited Transactions.  None of the Companies shall,
             -------------------------------
without the prior written approval of Buyer:

        (a) incur any Indebtedness or make any capital expenditures, in each case, except for capital expenditures made in the ordinary course of business and consistent with past practices;

        (b) issue any of its shares of Common Stock or any other Equity Interests or any other securities;

        (c) pay or incur any obligation to pay any dividend on its Common Stock, Equity Interests or other securities, or make or incur any obligation to make any distribution or redemption with respect to any of its Common Stock, Equity Interests or other securities;

        (d) make any change to its Certificate of Incorporation or bylaws;

        (e) mortgage, pledge or otherwise encumber any of its properties or Assets or sell, transfer or otherwise dispose of any of its properties or Assets or cancel, release or assign any Indebtedness owed to it or any claims held by it;

        (f) make any Investment or purchase any property or assets of any other Person except in the ordinary course of business and consistent with past practices;

        (g) enter into or terminate any contract or agreement, or make any material change in any of its Leases and Contracts, other than in the ordinary course of business and consistent with past practices;

        (h) increase compensation payable to senior management employees or make any discretionary bonuses or promise to do any of the foregoing;

        (i) enter into any transaction with any Person on terms other than those which are on an arms-length basis;

        (j) make any payments or engage in transactions with related or affiliated parties;

        (k) do any other act which would cause any representation or warranty of Sellers or any of the Companies in this Agreement to be or become untrue;

        (l) other than in the ordinary course of business, discharge or satisfy any Encumbrance or Indebtedness, except those required to be discharged or satisfied;

        (m) other than in the ordinary course of business, institute, settle or agree to settle any litigation (including without limitation that certain "Tom Duckworth" litigation), action or proceeding before any court or governmental body;

        (n) authorize any compensation increases of any kind whatsoever for any personnel except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to any of the Companies; or

        (o) other than in the ordinary course of business, cancel or terminate any policies of insurance with respect to the Business or any of the Companies' insurable properties or Assets.

        11.4  Investigation by Buyer.  The obligations of Buyer shall be
              ----------------------
contingent upon Buyer's completion of a business, environmental, financial and legal investigation of each of the Companies with the results being satisfactory to

Buyer. Sellers and each of the Companies shall allow Buyer through Buyer's Representatives, to make such investigation of the Business, properties, books and records of each of the Companies, and to conduct such examination of the condition of each of the Companies, as Buyer deems necessary or advisable to familiarize itself with such Business, properties, books, records, condition and other matters, and to verify the representations and warranties of Sellers and each of the Companies hereunder.

        11.5  Consents and Efforts.  Promptly after execution and delivery of
              --------------------
this Agreement, Buyer, Sellers and each of the Companies shall make all governmental filings required in connection with the transactions to be consummated pursuant to the Transaction Documents. Each of the Companies will, as promptly as practicable, commence to take all action required to obtain all Permits, consents, approvals and agreements of, and to give all notices and make all other filings with, any third parties, including governmental authorities, necessary to authorize, approve or permit the Sale; provided, however, that
                                                    --------  -------
Buyer shall not be required to agree to any unfavorable or commercially unreasonable modification of any existing contract or agreement by Sellers or any of the Companies in order to obtain any such Permits, consents or approvals. In addition, subject to the terms and conditions herein provided, each of the Parties covenants and agrees to use its commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents and to cause the fulfillment of the Parties' obligations hereunder.

        11.6  Notification of Certain Matters.  Sellers shall give prompt notice
              -------------------------------
to Buyer, and Buyer shall give prompt notice to Sellers, as applicable, of (i) the occurrence or existence, or failure to occur or exist, of any fact, information or event, which occurrence or existence or failure could cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date and (ii) any failure of Sellers, any of the Companies or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder, and each Party shall use its best efforts to remedy same.

        11.7 No Mergers, Consolidations, Sale of the Shares, Etc.  Except as set
             ---------------------------------------------------
forth on the Disclosure Schedule, each of the Companies and Sellers will not, directly or indirectly, solicit or participate in any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Common Stock, the merger of any of the Companies, or the direct or indirect disposition of a significant amount of the Assets or Business to any Person other than Buyer or provide any assistance or any information to or otherwise cooperate with any other Person in connection with any such inquiry, proposal or transaction. In the event that any of the Companies or any of Sellers receive an unsolicited offer for such a transaction or obtain or become aware of information that such an offer is likely to be made, the Companies or Sellers will immediately provide Buyer with notice thereof, including the identity of the prospective purchaser or soliciting party.

        Upon any violation of this Section 11.7, Sellers shall pay Buyer's reasonable expenses incurred in connection with the transactions contemplated hereby.

        11.8 NCLI Plan.  Sellers shall cause Whitmer Vend-O-Mat Laundry
             ---------
Services, Inc. to (i) assume the sponsorship of the NCLI Plan on or prior to the Closing Date, (ii) terminate the NCLI Plan as soon as administratively feasible thereafter and (iii) obtain a determination letter from the Internal Revenue Service regarding the qualified status of the NCLI Plan in connection with its termination.

                                   ARTICLE 12

                                 MISCELLANEOUS
                                 -------------

       12.1  Assignment.  Neither this Agreement nor any of the rights or
             ----------
obligations hereunder may be assigned by Sellers without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

       12.2  Notices; Transfer of Funds.  Unless otherwise provided herein, any
             --------------------------
notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused), as follows:


   If to Sellers:      National Coin Laundry, Inc.
                       990 West Third Avenue
                       Columbus, Ohio  43212
                       Attention:  Mr. Kimberly A. Close
                                    Mr. Stephen Close
                       Telephone:  (614) 294-0222
                       Facsimile:  (614) 294-2404

   With a copy to:     Ricketts & Onda
                       300 South Second Street
                       Columbus, Ohio 43215
                       Attention:  Robert Onda, Esq.
                       Telephone: (614) 229-4100
                       Facsimile: (614) 229-4111

   If to the
     Companies:        Coinmach Corporation
                       521 East Morehead Place, Suite 590
                       Charlotte, North Carolina  28203
                       Attention:  Stephen R. Kerrigan
                       Telephone: (800) 747-9379
                       Facsimile: (704) 375-8986

   If to Buyer:        Coinmach Corporation
                       521 East Morehead Place, Suite 590
                       Charlotte, North Carolina  28203
                       Attention:  Stephen R. Kerrigan
                       Telephone: (800) 747-9379
                       Facsimile: (704) 375-8986

   With copies to:     Coinmach Corporation
                       55 Lumber Road
                       Roslyn, New York 11576
                       Attention: Mr. Robert M. Doyle
                       Telephone: (516) 484-2300
                       Facsimile: (516) 484-1812

                       Anderson Kill & Olick, P.C.
                       1251 Avenue of the Americas
                       New York, New York  10020-1182
                       Attention:  Ronald S. Brody, Esq.
                       Telephone:  (212) 278-1258
                       Facsimile:  (212) 278-1733

or to such other place and with such other copies as either Party may designate as to itself by written notice to the others.

        All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section).

        Payments to be made to Buyer hereunder shall be made by wire transferred funds to be delivered to Buyer in accordance with the instructions set forth in

Exhibit G or to such other account or place as Buyer may designate by written
---------
notice as provided herein. Payments to be made to Sellers hereunder shall be made by wire transferred funds in accordance with the instructions set forth in

Exhibit G or such other account or place as Sellers may designate by written
---------
notice as provided herein.

       12.3  Choice of Law; Venue; Service of Process.  This Agreement shall be
             ----------------------------------------
construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Sellers irrevocably agree that any legal action or proceeding arising out of or in connection with the Transaction Documents, or the transactions contemplated thereby, shall be brought in the United States District Court in the State of Delaware. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any Party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Party as herein provided.

       12.4  Entire Agreement; Amendments and Waivers.  This Agreement, together
             ----------------------------------------
with all exhibits and schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

       12.5  Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       12.6  Invalidity.  In the event that any one or more of the provisions
             ----------
contained in this Agreement or in any other Transaction Document, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

       12.7  Headings.  The headings of the Articles and Sections herein are
             --------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

       12.8  Expenses.  Except as otherwise provided herein, Sellers and Buyer
             --------
will each be liable for its own, and Sellers shall be liable for each of the Companies' costs and expenses incurred in connection with the negotiation, preparation, execution and performance of the Transaction Documents.

       12.9  Publicity.  Except as required by applicable law or legal process,
             ---------
neither Party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other Party, and the Parties shall issue a mutually acceptable press release as soon as practicable after the Closing Date.

        12.10 Remedies.  No failure to exercise, and no delay in exercising, any
              --------
right, remedy, power or privilege under this Agreement by any Party will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

       12.11  Confidential Information.  The Parties acknowledge that the
              ------------------------
transactions described herein are of a confidential nature and shall not be disclosed except to their Representatives, or as required by applicable law or legal process, until such time as the Parties make a public announcement regarding the transaction as provided in Section 12.9. Neither Sellers nor Buyer shall make any public disclosure of the specific terms of this Agreement, except as required by applicable law or legal process. In connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, each Party acknowledges that it will have access to confidential information relating to the other Party. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to its Representatives in connection with the transactions contemplated thereby.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                       COINMACH CORPORATION


                       By:  ______________________________
                            Name:
                            Title:


                       NATIONAL COIN LAUNDRY HOLDING, INC.


                       By:  ______________________________
                            Name:
                            Title:


                       NATIONAL COIN LAUNDRY, INC.


                       By:  ______________________________
                            Name:
                            Title:


                       NATIONAL LAUNDRY EQUIPMENT COMPANY


                       By:  ______________________________
                            Name:
                            Title:



                       ___________________________________
                       Kimberly A. Close


                       ___________________________________
                       Stephen P. Close


                       ___________________________________
                       Ruth D. Close

                       ALVIN D. CLOSE TRUST


                       By:  ______________________________
                            Stephen P. Close, trustee


                       By:  ______________________________
                            Kimberly A. Close, trustee


                       By:  ______________________________
                            Ruth D. Close, trustee

                                   EXHIBIT A

                                LIST OF SELLERS



Seller             National Coin     National Coin    National Laundry
                 Laundry Holding,    Laundry, Inc.   Equipment Company
                       Inc.

Kimberly A.      Class A: 46 shares   0                 50 shares
 Close           Class B: 1,398


Stephen P.       Class A: 46 shares   0                 50 shares
 Close           Class B: 1,398


Ruth D. Close    Class A: 4 shares    0                 50 shares

Alvin D.         Class A: 90 shares   0                  0
 Close Trust,
 Kimberly A.
 Close,
 Stephen P.
 Close and
 Ruth D.
 Close,
 trustees

                                   EXHIBIT B

                                 BALANCE SHEET

                                   EXHIBIT C

                              FINANCIAL STATEMENTS

                                   EXHIBIT D

                                ESCROW AGREEMENT

                                   EXHIBIT E

                             EMPLOYMENT AGREEMENTS

                                   EXHIBIT F

                      FORM OF OPINION OF SELLER'S COUNSEL

                                   EXHIBIT G

                           WIRE TRANSFER INSTRUCTIONS

                                     - 68 -